AMENDMENT NO. 5
TO FINANCING AGREEMENT
AMENDMENT NO. 5 TO FINANCING AGREEMENT, dated as of April 20, 2023 (this “Amendment”), to Financing Agreement, dated as of May 27, 2022 (as amended by that certain Amendment No. 1 to Financing Agreement, dated as of August 10, 2022, that certain Amendment No. 2 to Financing Agreement, dated as of November 1, 2022, that certain Waiver and Amendment No. 3 to Financing Agreement, dated as of December 19, 2022, that certain Amendment No. 4 to Financing Agreement, dated as of March 7, 2023, that certain Amendment No. 4 supplemental agreement letter, dated as of March 9, 2023, this Amendment, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among AgileThought, Inc., a Delaware corporation (“Holdings”), AN Global, LLC, a Delaware limited liability company (the “Borrower”), each subsidiary of Holdings listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
WHEREAS, the Loan Parties have requested that the Agents and the Lenders amend certain terms and conditions of the Financing Agreement; and
WHEREAS, the Agents and the Lenders party hereto (constituting the Required Lenders) are willing to amend such terms and conditions of the Financing Agreement, on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
2.Amendments. The Financing Agreement (excluding all Schedules and Exhibits thereto, each of which shall remain as in effect immediately prior to the Amendment No. 5 Effective Date (as defined below) other than the addition of Schedule 1.01(A-2) thereto in the form appended to the end of Annex A hereto) is hereby amended to delete the stricken text

(indicated textually in the same manner as the following example: ~~stricken text~~ and ~~stricken text~~) and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Financing Agreement attached as Annex A hereto and made a part hereof for all purposes.
3.Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders on the Amendment No. 5 Effective Date as follows:
(a)Representations and Warranties; No Event of Default. (i) (A) Except for Section 6.01(h)(iii) of the Financing Agreement to the extent such section relates to the Specified Defaults (as defined in that certain Forbearance Agreement, dated as of April 18, 2023, by and among the Agents, Lenders, and each Loan Party), or as a result of certain other defaults on Material Contracts disclosed in writing to the Agents and (B) Section 6.01(t) of the Financing Agreement on or prior to the Amendment No. 5 Effective Date (collectively, the “Representation Exception”), the representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, on or immediately prior to the Amendment No. 5 Effective Date, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and (ii) except for the Specified Defaults, no Default or Event of Default has occurred and is continuing as of the Amendment No. 5 Effective Date or would result from this Amendment becoming effective in accordance with its terms.
(b)Solvency. That, on and as of the Amendment No. 5 Effective Date, the Loan Parties (on a consolidated basis) are Solvent (as defined in the Financing Agreement as amended by this Amendment). For purposes of this clause (b) and Section 4(d)(iii), the amount of any contingent obligations at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, would reasonably be expected to become an actual and matured liability.
(c)Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or sociedad anonima duly organized, validly existing and, other than the Mexican Loan Parties, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated by this Amendment and by the Financing Agreement, as amended by this Amendment, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.
(d)Authorization, Etc. The execution and delivery by each Loan Party of this Amendment and the performance by it of the Financing Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law, or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
(e)Enforceability of Loan Documents. This Amendment, the Financing Agreement (as amended by this Amendment) and each other Loan Document to which any Loan Party is or will be a party, is and will be a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(f)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party.
(g)    Security Agreement Compliance. (i) The representations and warranties in Sections 5(b), (f) and (k) of the Security Agreement on and immediately prior to the Amendment No. 5 Effective Date are true and correct in all material respects on and as of such date as though made on and as of such date and (ii) each Loan Party is in compliance with that certain obligation under Section 4(a) of the Security Agreement to deliver all Pledged Interests (as defined in the Security Agreement) from time to time required to be pledged to the Collateral Agent pursuant to the terms of the Security Agreement or the Financing Agreement.
4.Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being hereinafter referred to as the “Amendment No. 5 Effective Date”):

(a)Payment of Fees, Etc. The Borrowers shall have paid on or before the date hereof, any fees required pursuant to the Amendment No. 5 Fee Letter (as defined below), which may be paid in kind by capitalizing such fees and adding such capitalized amount to the outstanding principal amount of the Term Loans in accordance therewith.
(b)Representations and Warranties. Except for the Representation Exception, the representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Amendment No. 5 Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date).
(c)No Default; Event of Default. Except for the Specified Defaults, no Default or Event of Default shall have occurred and be continuing on the Amendment No. 5 Effective Date or result from this Amendment becoming effective in accordance with its terms.
(d)Delivery of Documents. The Agents shall have received on or before the Amendment No. 5 Effective Date the following, in form and substance satisfactory to the Agents, unless indicated otherwise, dated the Amendment No. 5 Effective Date:
(i)    this Amendment, duly executed and delivered by the Loan Parties, each Agent and the Required Lenders, in form and substance satisfactory to the Agents;
(ii)    a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto, confirming that such Governing Documents have not been amended or modified since the Effective Date, (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the transactions contemplated by this Amendment and the other Loan Documents to which such Loan Party is or will be a party, (2) the execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document to which such Loan Party is or will be a party and (3) the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and each other Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such Authorized Officers and (D) as to the matters set forth in subsections (b) and (c) of this Section 4;
(iii)     a certificate of the chief financial officer of Holdings, certifying on behalf of the Loan Parties, that the Loan Parties (on a consolidated basis), after giving effect to any Loans made on the Amendment No. 5 Effective Date, are Solvent; and
(v)    a fully executed copy of the Fee Letter, dated the Amendment No. 5 Effective Date, among the Borrower, the Lenders and the Administrative Agent (the “Amendment No. 5 Fee Letter”).
(e)Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with any Loan Document or the transactions contemplated thereby or the conduct of the Loan Parties’ business shall have been obtained or made and shall be in full force and effect. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority which (i) relates to the Loan Documents or the transactions contemplated thereby, or (ii) could reasonably be expected to have a Material Adverse Effect.
5.Condition Subsequent to Effectiveness of this Agreement. The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement, including, without limitation, those conditions to the Amendment No. 5 Effective Date set forth herein, the Loan Parties shall, on or prior to the earlier of (i) the date of the first borrowing of the 2023 Incremental Revolving Loans and (ii) May 10, 2023, have paid all outstanding and unpaid fees, costs, expenses and taxes then payable, if any, pursuant to Section 2.07 or 12.04 of the Financing Agreement (it being understood that the failure by the Loan Parties to perform or cause to be performed such condition subsequent shall constitute an immediate Event of Default (without giving effect to any grace periods set forth in the Financing Agreement)).
6.Acknowledgments by Loan Parties. Each Loan Party acknowledges and agrees as follows:
(a)Acknowledgment of Debt. As of the close of the date hereof, each Loan Party is indebted, jointly and severally, to Lenders and Agent, without defense, deduction, setoff, claim or counterclaim, of any nature, under the Financing Agreement and the other Loan Documents in the aggregate principal amount of not less than $70,415,614 (inclusive of all fees due and payable under the Amendment No. 5 Fee Letter and capitalized as of the date hereof), plus accrued and continually accruing interest and all fees, costs and expenses in accordance with the Loan Documents.

(b)Acknowledgment that Liabilities Continue in Full Force and Effect. That the Loans and all other liabilities and Obligations of the Loan Parties under the Financing Agreement and each other Loan Documents shall remain in full force and effect, and shall not be released, impaired, diminished or in any other way modified or amended as a result of the execution and delivery of this Amendment or by the agreements and undertakings of the parties contained herein.
(c)Acknowledgment of Perfection of Security Interest. As of the date hereof, the security interests and Liens granted to the Collateral Agent, for its benefit and the benefit of the Lenders, under the Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Loan Documents.
7.Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment No. 5 Effective Date, all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended by this Amendment) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
8.No Representations by Agents or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

9.No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.
10.Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing), and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment No. 5 Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.
11.Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

12.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid, perfected, first priority (unless otherwise expressly permitted under the Loan Documents) Liens, and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.
Miscellaneous.
(a)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
(b)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
(c)This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
(d)Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
(e)Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
(f)Sections 12.10 and 12.11 (Consent to Jurisdiction; Services of Process and Venue; and Waiver of Jury Trial, Etc.) of the Financing Agreement are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER:

AN GLOBAL LLC

By:	/s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

GUARANTORS:
AGILETHOUGHT, INC.

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Chief Executive Officer

AGILETHOUGHT, LLC

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

4TH SOURCE, LLC

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

IT GLOBAL HOLDINGS LLC

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

4TH SOURCE HOLDING CORP.

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Director

QMX INVESTMENT HOLDINGS USA, INC.

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Director

AGS ALPAMA GLOBAL SERVICES USA, LLC

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

ENTREPIDS TECHNOLOGY INC.

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Director

4TH SOURCE MEXICO, LLC

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Manager

AN USA

By: /s/ Patrick Bartels Jr.
Name:	Patrick Bartels Jr.
Title:	Director

AGILETHOUGHT DIGITAL SOLUTIONS, S.A.P.I. DE C.V.

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Attorney-in-fact

By: /s/ Mauricio Garduño
Name:	Mauricio Garduño
Title:	Attorney-in-fact

AGILETHOUGHT MÉXICO, S.A. DE C.V.

By: /s/ Manuel Senderos
Name:	Manuel Senderos
Title:	Attorney-in-fact

By: /s/ Mauricio Garduño
Name:	Mauricio Garduño
Title:	Attorney-in-fact

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:
BLUE TORCH FINANCE LLC, as Collateral Agent and Administrative Agent By: Blue Torch Capital LP, its managing member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: CEO

LENDERS:
BLUE TORCH CREDIT OPPORTUNITIES FUND II LP By: Blue Torch Credit Opportunities GP II LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

SWISS CAPITAL BTC OL PRIVATE DEBT FUND L.P.

By:	/s/ Kevin Genda
Name: Kevin Genda in his capacity as authorized signatory of Blue Torch Capital LP, as agent and attorney-in-fact for Swiss Capital BTC OL Private Debt Fund L.P.

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP By: Blue Torch Credit Opportunities GP III LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS FUND II, LLC By: Blue Torch Credit Opportunities Fund II LP, its sole member By: Blue Torch Credit Opportunities GP II LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SBAF FUND LLC
By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS KRS FUND LLC By: Blue Torch Credit Opportunities KRS Fund LP, its sole member By: Blue Torch Credit Opportunities KRS GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP By: Blue Torch Credit Opportunities KRS GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND II-B LLC
By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND II-C LLC
By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III LLC
By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its managing member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SC FUND LLC
By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member
By: Blue Torch Credit Opportunities SC GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND II LP By: Blue Torch Offshore Credit Opportunities GP II LP, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP A SEGREGATED PORTFOLIO OF SWISS CAPITAL PRIVATE DEBT (OFFSHORE) FUNDS SPC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory of Blue Torch Capital LP in its capacity as investment manager to SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP

BTC HOLDINGS SBAF FUND LLC
By: Blue Torch Credit Opportunities SBAF Fund LP, its sole member
By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS KRS FUND LLC By: Blue Torch Credit Opportunities KRS Fund LP, its sole member By: Blue Torch Credit Opportunities KRS GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP By: Blue Torch Credit Opportunities SBAF GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES KRS FUND LP By: Blue Torch Credit Opportunities KRS GP LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND II-B LLC
By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND II-C LLC
By: Blue Torch Offshore Credit Opportunities Master Fund II LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP II LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC OFFSHORE HOLDINGS FUND III LLC
By: Blue Torch Offshore Credit Opportunities Master Fund III LP, its sole member
By: Blue Torch Offshore Credit Opportunities GP III LLC, its general partner
By: KPG BTC Management LLC, its managing member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS SC FUND LLC
By: Blue Torch Credit Opportunities SC Master Fund LP, its sole member
By: Blue Torch Credit Opportunities SC GP LLC, its general partner
By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH CREDIT OPPORTUNITIES FUND III LP By: Blue Torch Credit Opportunities GP III LLC, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND II LP By: Blue Torch Offshore Credit Opportunities GP II LP, its general partner By: KPG BTC Management LLC, its sole member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP A SEGREGATED PORTFOLIO OF SWISS CAPITAL PRIVATE DEBT (OFFSHORE) FUNDS SPC

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Authorized Signatory of Blue Torch Capital LP in its capacity as investment manager to SWISS CAPITAL BTC OL PRIVATE DEBT OFFSHORE SP

FINANCING AGREEMENT
Dated as of May 27, 2022
by and among
AGILETHOUGHT, INC.,
as Holdings,
AN GLOBAL LLC,
as the Borrower,
EACH OTHER SUBSIDIARY OF HOLDINGS
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,
and
BLUE TORCH FINANCE LLC,
as Administrative Agent and Collateral Agent

Table of Contents

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SCHEDULES AND EXHIBITS
Schedule 1.01(A-1)    Lenders and Lenders’ Commitments
Schedule 1.01(A-2)    2023 Incremental Revolving Commitments
Schedule 1.01(B)    Facilities
Schedule 1.01(C)    Permitted Intercompany Investments
Schedule 1.01(D)    Historical EBITDA
Schedule 6.01(e)    Capitalization; Subsidiaries
Schedule 6.01(f)    Litigation
Schedule 6.01(i)    ERISA
Schedule 6.01(j)    Unpaid Taxes
Schedule 6.01(l)    Nature of Business
Schedule 6.01(p)    Employee and Labor Matters
Schedule 6.01(q)    Environmental Matters
Schedule 6.01(r)    Insurance
Schedule 6.01(u)    Intellectual Property
Schedule 6.01(v)    Material Contracts
Schedule 7.01(r)    Post-Closing Matters
Schedule 7.02(a)    Existing Liens
Schedule 7.02(b)    Existing Indebtedness
Schedule 7.02(c)    Project Thunder
Schedule 7.02(e)    Existing Investments
Schedule 7.02(j)    Affiliate Transactions
Schedule 7.02(k)    Limitations on Dividends and Other Payment Restrictions
Schedule 8.01        Cash Management Accounts

Exhibit A        Form of Joinder Agreement
Exhibit B        Form of Assignment and Acceptance
Exhibit C        Form of Notice of Borrowing
Exhibit D        Form of SOFR Notice
Exhibit E        Form of Compliance Certificate
Exhibit 2.09(d)     Forms of U.S. Tax Compliance Certificate

iv

FINANCING AGREEMENT
Financing Agreement, dated as of May 27, 2022, by and among AgileThought, Inc., a Delaware corporation (“Holdings”), AN Global LLC, a Delaware limited liability company (the “Borrower”), each subsidiary of Holdings listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”), Blue Torch Finance LLC, a Delaware limited liability company (“Blue Torch”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Blue Torch, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
RECITALS
The Borrower has asked the Lenders to extend credit to the Borrower consisting of (a) a term loan in the aggregate principal amount of $55,000,000, and (b) a revolving credit facility in an aggregate principal amount not to exceed $6,000,000 at any time outstanding. The proceeds of the term loan and any loans made under the revolving credit facility shall be used (i) to refinance existing indebtedness of the Borrower, (ii) to pay up to $9,000,000 of certain past-due accounts payable of the Loan Parties, (iii) for general working capital purposes, (iv) to pay fees and expenses related to this Agreement, and (v) in the case of the 2023 Incremental Revolving Loans, solely to the extent set forth in the applicable 13-Week Cash Flow Forecast. The Lenders are severally, and not jointly, willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
Article I
DEFINITIONS; CERTAIN TERMS
Section 1.01Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
“2023 Incremental Revolving Commitment” means, with respect to each 2023 Incremental Revolving Loan Lender, the commitment of such Lender to make Revolving Loans to the Borrower in the amount set forth opposite such Lender’s name in Schedule 1.01(A-2) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be terminated, reduced or increased (pursuant to Section 2.05) from time to time in accordance with the terms of this Agreement.
“2023 Incremental Revolving Loan” means a loan made by a 2023 Incremental Revolving Lender to the borrower pursuant to Section 2.01(a)(iii).
“2023 Incremental Revolving Loan Lender” means a Lender with a 2023 Incremental Revolving Credit Commitment or a 2023 Incremental Revolving Loan.
“Account” or “Accounts” is defined in the UCC.
“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, amalgamation, consolidation or otherwise) of Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.
“Action” has the meaning specified therefor in Section 12.12.
“Additional Amount” has the meaning specified therefor in Section 2.10(a).
“Additional Second Lien Indebtedness” means Indebtedness of any Loan Party (other than the Mexican Loan Parties) that is secured on a junior basis to the Obligations, the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Agents and the Required Lenders and which is subject to an intercreditor agreement in form and substance satisfactory to the Agents and the Required Lenders.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.
“Administrative Agent” has the meaning specified therefor in the preamble hereto.
“Administrative Agent’s Accounts” means one or more accounts designated by the Administrative Agent at a bank designated by the Administrative Agent from time to time as the accounts into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.
“Agent” and “Agents” have the respective meanings specified therefor in the preamble hereto.
“Aggregate Payments” has the meaning specified therefor in Section 11.06.
“Agreement” means this Financing Agreement, including all amendments, restatements, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.
“AGS Indebtedness” means Indebtedness in the aggregate principal amount of $673,000 pursuant to that certain Subordinated Promissory Note, dated as of June 24, 2021 by Holdings in favor of AGS Group LLC.
“AGS Subordination Agreement” means that certain Subordination Agreement, dated as of June 24, 2021, by and among the Borrower, Holdings, the Administrative Agent (as successor to the administrative agent under the Existing First Lien Credit Facility) and AGS Group LLC, with respect to the AGS Indebtedness, as said agreement may be supplemented by an agreement in which AGS Group LLC confirms the subordination provided thereby with respect to the Obligations.
“Amendment No. 1” means that certain Amendment No. 1 to Financing Agreement, dated as of August 10, 2022, between Holdings, the Borrower, the other Guarantors party thereto, the Agents and the Lenders party thereto.
“Amendment No. 1 Effective Date” means August 10, 2022.

“Amendment No. 4 Effective Date” means March 7, 2023.
“Amendment No. 5” means that certain Amendment No. 5 to Financing Agreement, dated as of the Amendment No. 5 Effective Date, between Holdings, the Borrower, the other Guarantors party thereto, the Agents and the Lenders party thereto.
“Amendment No. 5 Effective Date” means April 20, 2023
“Amendment No. 5 Forbearance Agreement” means that certain Forbearance Agreement, dated as of April 18, 2023, between Holdings, the Borrower, the other Guarantors party thereto, the Agents and the Lenders party thereto
“AN Extend Earn-Out” means certain earn-out payments owed by AN Extend, S.A. de C.V. and Holdings to certain Persons that were sellers of AN Extend, S.A. de C.V. in respect of the sale of AN Extend, S.A. de C.V. in an amount equal to $1,750,333 (as of March 31, 2022), together with interest thereon.
“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act of 2010, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.
“Anti-Money Laundering Laws” means all Requirements of Law concerning or relating to terrorism or money laundering, including, without limitation, the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT Act and the Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5332 and 12 U.S.C. §§ 1818(s), 1820(b) and §§ 1951-1959) and the rules and regulations thereunder, and any law prohibiting or directed against the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B).
“Applicable Margin” means, as of any date of determination, with respect to the interest rate of any Revolving Loan or the Term Loan (or any portion thereof), (x) with respect to any Reference Rate Loan, 8.00% per annum and (y) with respect to any SOFR Loan, 9.00% per annum.
“Applicable Premium” means
(a)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (c), (d) or (e) of the definition thereof:
(i)    during the period from and after the Effective Date up to and including the date that is the twelve (12) month anniversary of the Effective Date (the “First Period”), an amount equal to 3.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;
(ii)    during the period after the First Period up to and including the date that is the twenty-four (24) month anniversary of the Effective Date (the “Second Period”), an amount equal to 2.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event;
(iii)    during the period after the Second Period up to and including the date that is the thirty-six (36) month anniversary of the Effective Date (the “Third Period”), an amount equal to 1.00% times the sum of (A) the aggregate principal amount of the Term Loans outstanding on the date of such Applicable Premium Trigger Event and (B) the aggregate amount of Revolving Credit Commitments immediately prior to such Applicable Premium Trigger Event; and

(iv)    thereafter, zero;
(b)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:
(i)    during the First Period, an amount equal to 3.00% times the amount of the permanent reduction of the Total Revolving Credit Commitments on such date;
(ii)    during the Second Period, an amount equal to 2.00% times the amount of the permanent reduction of the Total Revolving Credit Commitments on such date;
(iii)    during the Third Period, an amount equal to 1.00% times the amount of the permanent reduction of the Total Revolving Credit Commitments on such date; and
(iii)    thereafter, zero;
(c)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b) of the definition thereof:
(i)    during the First Period, an amount equal to 3.00% times the amount of the aggregate principal amount of the Term Loans being paid on such date;
(ii)    during the Second Period, an amount equal to 2.00% times the amount of the aggregate principal amount of the Term Loans being paid on such date;
(iii)    during the Third Period, an amount equal to 1.00% times the amount of the aggregate principal amount of the Term Loans being paid on such date; and
(iii)    thereafter, zero.
“Applicable Premium Trigger Event” means
(a)    any permanent reduction of the Total Revolving Credit Commitment pursuant to Section 2.06 or Section 9.01;
(b)    any payment by any Loan Party of all, or any part, of the principal balance of any Term Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment other than (x) any prepayment made pursuant to Section 2.06(c)(i) or Section 2.06(c)(iv) and (y) any regularly scheduled amortization payment made pursuant to Section 2.03(b)(z)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;
(c)    the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;
(d)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or
(e)    the termination of this Agreement for any reason.
“Approved Independent Director” has the meaning specified therefor in Section 7.01(s)(ii).

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.
“Assignment of Business Interruption Insurance Policy” means that certain Assignment of Business Interruption Insurance Policy as Collateral Security, dated as of the date hereof, made by Holdings in favor of the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.
“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, secretary, president or executive vice president of such Person.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Availability” means, at any time, the difference between (a) the Total Revolving Credit Commitment and (b) the aggregate outstanding principal amount of all Revolving Loans.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and a replacement of the applicable Benchmark has occurred pursuant to Section 2.08(f), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(f).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Required Lenders as the replacement Benchmark in their reasonable discretion; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Reference Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative.

“Benchmark Transition Event” means, with respect to any then-current Benchmark the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.
“Blocked Account” means that certain account number 359681695656 of the Administrative Agent.
“Blue Torch” has the meaning specified therefor in the preamble hereto.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members, any controlling committee or board of directors of such company, the manager or board of managers, the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified therefor in the preamble hereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close; provided that for purposes of determining the borrowing, payment or continuation of, or determination of interest rate on, SOFR Loans, “Business Day” shall exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person.
“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.
“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P 1 by Moody’s or A 1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof.
“Cash Management Accounts” means the bank accounts of each Loan Party (other than the Mexican Loan Parties) maintained at one or more Cash Management Banks listed on Schedule 8.01 hereto.
“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means each occurrence of any of the following:
(a)the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) other than a Permitted Holder of beneficial ownership of more than 33% of the aggregate outstanding voting or economic power of the Equity Interests of Holdings;
(b)during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings was approved by a vote of at least a majority of the directors of Holdings then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of Holdings;
(c)(i) Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of the Borrower and (ii) Holdings shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% (or such lesser percentage as may be set forth on Schedule 6.01(e)) of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens); or

(d)a “Change of Control” (or any comparable term or provision) under or with respect to any of the Equity Interests or Indebtedness of Holdings or any of its Subsidiaries, including, for the avoidance of doubt, the Existing Second Lien Credit Facility.
“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.
“Collateral Agent” has the meaning specified therefor in the preamble hereto.
“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).
“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).
“Commitments” means, with respect to each Lender, such Lender’s Revolving Credit Commitment and Term Loan Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a Compliance Certificate, substantially in the form of Exhibit E, duly executed by an Authorized Officer of Holdings.
“Connection Income Taxes” means Other Connection Taxes that are imposed or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Adjusted EBITDA” shall mean, for any period, the Consolidated EBITDA for such period plus or minus, as applicable, to the extent a Permitted Acquisition or a Disposition of assets by Holdings or its Subsidiaries has been consummated during such period, the Consolidated EBITDA attributable to such Permitted Acquisition or such Disposition, as the case may be (but only that portion of the Consolidated EBITDA attributable to the portion of such period that occurred prior to the date of consummation of such Permitted Acquisition or such Disposition, as the case may be).
“Consolidated EBITDA” means, with respect to any Person for any period:
(a)    the Consolidated Net Income of such Person for such period, plus
(b)    without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:
(i)    any provision for United States federal income taxes or other taxes measured by net income (including any potential surcharges related to the timing difference of the provisional tax payments and the annual tax payments that would otherwise been paid as a tax expense),
(ii)    Consolidated Net Interest Expense,
(iii)    any loss from extraordinary items or non-recurring items; provided that the aggregate amount of all addbacks pursuant to this clause (iii), together with all addbacks for non-recurring items pursuant to clause (viii)(B) below, shall not exceed 5% of Consolidated EBITDA of Holdings in any period,
(iv)    any non-cash loss related to fair value adjustments (including with respect to the Existing Warrants),

(v)     any depreciation and amortization expense,
(vi)    any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and
(vii)    any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),
(viii)    non-recurring cash restructuring expenses and other transaction expenses (including in connection with Project Thunder) in an aggregate amount (A) for the Fiscal Year ending December 31, 2022, not to exceed $3,000,000, and (B) for any subsequent period, not to exceed (together with all addbacks for non-recurring items pursuant to clause (iii)(B) above), 5% of Consolidated EBITDA of Holdings for the most recently concluded fiscal quarter for which financial statements were delivered or were required to be delivered in accordance with Section 7.01(a)(ii),
(ix)     any non-cash losses relating to currency translation adjustments when converting the results of Foreign Subsidiaries to Dollars for such period,
(x)    the actual amount of reasonable and documented out-of-pocket fees, costs, and expenses paid during such period in connection with the negotiation, execution, and delivery of (A) this Agreement and the other Loan Documents, and (B) amendments to the Existing Second Lien Credit Facility in connection with this Agreement, in each case, to the extent such amounts are invoiced and paid on or prior to the Effective Date (or within 120 days thereafter); provided that the aggregate amount of all addbacks for non-recurring items pursuant to this clause (x) shall not exceed $5,250,000,
(xi)    any additional addbacks satisfactory to the Administrative Agent in its sole discretion, minus
(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:
(i)    any credit for United States federal income taxes or other taxes measured by net income,
(ii)    any gain from extraordinary items,
(iii)    any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,
(iv)    any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interest;
in each case, determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, “Consolidated EBITDA” for any period set forth on Schedule 1.01(D) shall be deemed equal to the amount for such period set forth on Schedule 1.01(D).
“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that: (I) the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary; (b) the net income of any

Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation; and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries; and (II) the following shall be added to consolidated net income (loss) of such Person only to the extent that, in calculating consolidated net income (without regard to this clause (II)) such amounts were deducted from consolidated net income: (w) the Waiver and Amendment Fee (as such term is defined in the agreement referred to in clause (y) of the definition of Fee Letter); (x) the amount of the Failed Payment Fees (as such term is defined in the agreement referred to in clause (y) of the Fee Letter) actually paid and added to the outstanding principal balance of the Term Loans (as of the date when paid and added); and (y) the additional fee of $500,000 paid by the Borrower on March 9, 2023 and added to the outstanding principal balance of the Term Loans on such date.
“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.
“Contingent Indemnity Obligations” means any Obligation constituting a contingent indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made with respect thereto.
“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, and (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party (other than the Mexican Loan Parties) maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.
“Controlled Investment Affiliate” means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Cure Right” has the meaning specified in Section 9.02.
“Current Value” has the meaning specified therefor in Section 7.01(m).
“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.
“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Deferred Monroe Fees” means fees owed to Monroe Capital Management Advisors, LLC in respect of fees accrued prior to the Effective Date under the Existing First Lien Credit Agreement in an amount equal to $3,448,385.
“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such

Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.
“Disbursement Letter” means a disbursement letter, in form and substance satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.
“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells (including, without limitation, any sale leaseback transaction), assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or (c) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Final Maturity Date.
“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“Earn-out Obligations” means seller notes, earn-outs or other obligations (other than customary purchase price adjustments and indemnification obligations) in connection with an Acquisition.
“ECF Percentage” means, for the fiscal year of Holdings ending on December 31, 2022 and each fiscal year thereafter, (i) 50.0% if the First Lien Leverage Ratio is greater than or equal to 2.50:1.00 as of the last day of such fiscal year, and (ii) 25.0% if the First Lien Leverage Ratio is less than 2.50:1.00 as of the last day of such fiscal year.
“Effective Date” has the meaning specified therefor in Section 5.01.
“Employee Plan” means an employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), regardless of whether subject to ERISA, that any Loan Party maintains, sponsors or contributes to or is obligated to contribute to.
“Environmental Claim” means any action, suit, complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication, from any Person or Governmental Authority relating to or arising out of any threatened, alleged or actual (a) violation of, non-compliance with, or liability under, any Environmental Law, or (b) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.
“Environmental Law” means any Requirement of Law relating to, regulating or governing (i) the pollution or protection of the environment, any environmental media, natural resources, human health or safety, or (ii) the manufacture, use, handling, processing, distribution, labeling, generation, transportation, storage, treatment, Release, threatened Release, disposal or arranging for the disposal of, or exposure to, any Hazardous Materials.
“Environmental Liability” means all liabilities (contingent or otherwise, known or unknown), monetary obligations, losses (including monies paid in settlement), damages, natural resource damages, costs and expenses (including all reasonable fees, costs, client charges and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest arising directly or indirectly as a result of, from, or based upon (a) any Environmental Claim, (b) any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, (c) any actual, alleged or threatened Release of, or exposure to, Hazardous Materials, (d) any Remedial Action, (e) any adverse environmental condition or (f) any contract, agreement or other arrangement pursuant to which liability is assumed or imposed contractually or by operation of law with respect to any of the foregoing clauses (a)-(e).
“Environmental Lien” means any Lien in favor of any Governmental Authority arising out of any Environmental Liability.
“Environmental Permit” means any permit, license, authorization, approval, registration or entitlement required by or issued pursuant to any Environmental Law or by any Governmental Authority pursuant to Environmental Law.
“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
“Equity Issuance” means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by Holdings of any cash capital contributions.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” or under “common control” within the meaning of Sections 414(b), (c) (m) or (o) of the Internal Revenue Code or Sections 4001(a)(14) or 4001(b)(1) of ERISA.
“ERISA Event” means (a) the occurrence of a Reportable Event with respect to any Pension Plan; (b) the failure to meet the minimum funding standards of Section 412 or 430 of the Internal Revenue Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make a contribution or installment required under Section 412 or Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of ERISA); (d) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination under Section 4041 of ERISA; (f) the withdrawal by any Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of its ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (g) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the imposition of liability on any Loan Party or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069(a) of ERISA or by reason of the application of Section 4212(c) of ERISA; (i) the withdrawal of any Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan or the receipt by any Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (j) the occurrence of an act or omission which could give rise to the imposition on any Loan Party of material fines, penalties, taxes or related charges under Sections 4975 or 4971 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Plan or Pension Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon any Loan Party or any of its ERISA Affiliates; (l) the assertion of a claim (other than routine claims for benefits) against any Employee Plan or the assets thereof, or against any Loan Party or any of its ERISA Affiliates in connection with any Pension Plan or Multiemployer Plan; (m) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such Pension Plan (or such other Employee Plan) to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (n) the imposition on any Loan Party of any material fine, excise tax or penalty with respect to any Employee Plan, Pension Plan, or Multiemployer Plan resulting from any noncompliance with any Requirements of Law; (o) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan; or (p) the occurrence of any Foreign Plan Event.
“Erroneous Distribution” has the meaning specified therefor in Section 10.18.
“Event of Default” has the meaning specified therefor in Section 9.01.
“Excess Cash Flow” means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.06(c)) on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments), and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all cash payment made in respect of Existing Earn-Out Obligations to the extent such payment is permitted by this Agreement, and all cash payments made in respect of Permitted Future Earn-Out Obligations, (iii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iv) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (v) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (vi) income taxes paid in cash by such Person and its Subsidiaries for such period, (vii) provisions for income and franchise taxes payable by such Person and its Subsidiaries for such period, (viii) Tax Distributions, (ix) all cash expenses, cash charges, cash losses and other cash items that were added back in the determination of Consolidated EBITDA for such period and (x) the excess, if any, of Working

Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and (b) any Petty Cash Accounts.
“Excluded Equity Issuance” means (a) in the event that Holdings or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to Holdings or such Subsidiary, as applicable, (b) the issuance of Equity Interests by Holdings to any Person that is an equity holder of Holdings prior to such issuance (an “Equity Holder”) so long as such Equity Holder did not acquire any Equity Interests of Holdings so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder, (c) the issuance of Equity Interests of Holdings to directors, officers and employees of Holdings and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of Holdings, and (d) the issuance of Equity Interests by a Subsidiary of Holdings to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (c) above.
“Excluded Foreign Subsidiary” means any Foreign Subsidiary that is not a Mexican Loan Party as of the Amendment No. 1 Effective Date.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Earn-Out Obligations” means the Indebtedness listed on Schedule 7.02(b)(ii), including, for the avoidance of doubt, the AN Extend Earn-Out.

“Existing First Lien Credit Facility” means that certain Amended and Restated Credit Agreement, dated as of July 18, 2019 (as amended, restated or otherwise modified prior to the date hereof) by and among the Loan Parties party thereto, the lenders party thereto and Monroe Capital Management Advisors, LLC, as administrative agent and lead arranger.
“Existing First Lien Lenders” means the lenders party to the Existing First Lien Credit Facility.
“Existing Second Lien Collateral Agent” means GLAS Americas LLC.
“Existing Second Lien Credit Facility” means that certain Credit Agreement, dated as of November 22, 2021 (as (i) amended by that certain Amendment No. 1 to the Credit Agreement dated as of December 9, 2021, (ii) amended by that certain Amendment No. 2 to the Credit Agreement dated as of March 30, 2022, (iii) amended by that certain Amendment No. 3 to the Credit Agreement dated as of the date of this Agreement, (iv) amended by that certain Amendment No. 4 to the Credit Agreement dated as of August 10, 2022, (v) amended by that certain Amendment No. 5 to the Credit Agreement dated as of November 22, 2022, (vi) amended by that certain Amendment No. 6 to the Credit Agreement dated as of the Amendment No. 4 Effective Date and that certain Waiver to Credit Agreement dated as of the Amendment No. 4 Effective Date, (vii) modified by that certain Forbearance Agreement dated as of April 18, 2023, and (viii) further amended, restated or otherwise modified from time to time in accordance with the Intercreditor Agreement) by and among the Loan Parties party thereto, the lenders party thereto, the Existing Second Lien Collateral Agent, as collateral agent and GLAS USA LLC, as administrative agent.
“Existing Second Lien Lenders” means the lenders party to the Existing Second Lien Credit Facility.
“Existing Warrants” means warrants for Class A ordinary shares of Holdings that have been issued prior to the Effective Date to the Existing First Lien Lenders.
“Exitus Indebtedness” means Indebtedness in the aggregate principal amount of $1,580,000 pursuant to that certain Simple Loan Facility Agreement and related promissory note, in each case, dated as of July 26, 2021 by AgileThought Digital Solutions S.A.P.I. de C.V. in favor of Exitus Capital, S.A.P.I. de C.V.
“Exitus Obligor” means AgileThought Digital Solutions, S.A.P.I. de C.V.
“Exitus Renewal Fee” means certain renewal fees with respect to the Exitus Indebtedness, in an aggregate amount not to exceed $444,000 in the aggregate.
“Exitus Subordination Agreement” means that certain Subordination Agreement, dated as of July 26, 2021, by and among the Administrative Agent (as successor to the administrative agent under the Existing First Lien Credit Facility), Holdings, the Borrower, AgileThought Digital Solutions S.A.P.I. de C.V. and Exitus Capital, S.A.P.I. de C.V., as said agreement may be supplemented by an agreement in which Exitus Capital, S.A.P.I. de C.V. confirms the subordination provided thereby with respect to the Obligations.
“Extraordinary Receipts” means any cash received by Holdings or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.06(c)(ii) or (iii) hereof or proceeds of Indebtedness), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not Holdings or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (ii) received by Holdings or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of Holdings or any of its Subsidiaries or (ii) received by Holdings or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement.
“Facility” means the real property identified on Schedule 1.01(B) and any New Facility hereafter acquired by Holdings or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
“Fair Share Contribution Amount” has the meaning specified therefor in Section 11.06.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal, tax or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of Sections 1471 through 1474 of the Internal Revenue Code and the Treasury Regulations thereunder.
“FCPA” has the meaning specified therefor in the definition of Anti-Corruption Laws.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” means, collectively, (x) the fee letter, dated as of May 27, 2022, among the Borrower, the Lenders and the Administrative Agent, (y) the fee letter, dated as of the Amendment No. 4 Effective Date, among the Borrower, the Lenders and the Administrative Agent and (z) the fee letter, dated the Amendment No. 5 Effective Date, among the Borrower, the Lenders and the Administrative Agent.
“Final Maturity Date” means the earlier of (a) January 1, 2025, and (b) May 10, 2023; provided that, this clause (b) shall not apply if (i) Requisite Shareholder Approval (as defined in the Existing Second Lien Credit Facility) has been obtained or is deemed to have been obtained, in each case, in accordance with the terms of the Existing Second Lien Credit Facility, on or prior to May 10, 2023 or (ii) the Outstanding Obligations due to the Tranche B-1 Lender and the Tranche B-2 Lender (each as defined under the Existing Second Lien Credit Facility) have been converted into Conversion Payment Shares (as defined in the Existing Second Lien Credit Facility) on or before June 15, 2023. If any such date in this definition is not a Business Day, the immediately preceding Business Day shall be deemed to be the “Final Maturity Date” hereunder.
“Financial Advisor” has the meaning specified therefor in Section 7.01(s)(i).
“Financial Statements” means (a) the audited consolidated balance sheet of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2021, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal quarter ended March 31, 2022, and the related consolidated statement of operations, shareholder’s equity and cash flows for the fiscal quarter then ended.
“First Lien Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of such Person and its Subsidiaries as of the end of such period that is secured by a Lien on assets of such Person and its Subsidiaries as of such date which is pari passu with or senior to the Liens securing the Obligations as of such date (other than Indebtedness under the Existing Second Lien Credit Facility) to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period, provided that for the purpose of calculating such ratio, the foregoing clause (a) shall exclude (x) the amount of the Failed Payment Fees (as such term is defined in the agreement referred to in clause (y) of the Fee Letter) actually paid and added to the outstanding principal balance of the Term Loans (as of the date when paid and added), and (y) the additional fee of $500,000 paid by the Borrower on March 9, 2023 and added to the outstanding principal balance of the Term Loans on such date.
“First Period” has the meaning specified therefor in the definition of “Applicable Premium”.
“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.
“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each year.
“Floor” means a rate of interest equal to 1.00% per annum.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party that is subject to any Requirements of Laws other than, or in addition to, the laws of the United States or any state thereof or the laws of the District of Columbia.
“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any Requirement of Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make any required contribution or payment under any Requirement of Law within the time permitted by any Requirement of Law for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under any law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction with respect to a Foreign Plan that is prohibited under any Requirement of Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Subsidiary, or the imposition on any Loan Party or any Subsidiary of any material fine, excise tax or penalty with respect to a Foreign Plan resulting from any noncompliance with any Requirement of Law.
“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.
“Funding Losses” has the meaning specified therefor in Section 2.09.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the

Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.
“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation, incorporation or organization with the applicable Governmental Authority in the jurisdiction of its formation, incorporation or organization.
“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.
“Guarantor” means (a) Holdings, and each other Subsidiary of Holdings listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations. For the avoidance of doubt, no Excluded Foreign Subsidiary or Immaterial Subsidiary shall be a Guarantor.
“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.
“Hazardous Material” means any element, material, substance, waste, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic or hazardous substance, hazardous waste, universal waste, special waste, or solid waste or is otherwise characterized by words of similar import under any Environmental Law or that is regulated under, or for which liability or standards of care are imposed, pursuant to any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls; asbestos-containing materials, lead or lead-containing materials, urea formaldehyde-containing materials, radioactive materials, radon, per- and polyfluoroalkyl substances and mold.
“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
“Holdout Lender” has the meaning specified therefor in Section 12.02(c).
“Immaterial Subsidiary” means any Subsidiary that, as of the last day of the most recently ended fiscal quarter of Holdings, when taken together with all other Immaterial Subsidiaries, have not, in the aggregate, contributed greater than 3% of the Consolidated EBITDA of Holdings for the period of four consecutive fiscal quarters then most recently ended or greater than 3% of the total assets of Holdings and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Holdings delivered pursuant to Section 6.01(a)(ii) or (iii); provided that, if at any time the aggregate amount of that portion of Consolidated EBITDA of all Subsidiaries that are not Loan Parties exceeds 3% of Consolidated EBITDA of Holdings and its Subsidiaries or greater than 3% of the total assets of Holdings and its Subsidiaries for any such period, the Borrower shall designate sufficient Subsidiaries as “Loan Parties” to cause that portion of Consolidated EBITDA of Holdings generated by Immaterial Subsidiaries to equal or be less than 3% of EBITDA and the portion of total assets of Holdings and its Subsidiaries to equal or be less than 3%, and Holdings shall cause all such Subsidiaries so designated to become a Guarantor and deliver all applicable Loan Documents in accordance with Section 7.01(b)(i).
“Incremental Revolving Loan” means either (i) the meaning specified therefor in Section 2.05(a) or (ii) a 2023 Incremental Revolving Loan.
“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
“Indemnified Matters” has the meaning specified therefor in Section 12.15.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified therefor in Section 12.15.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.
“Intellectual Property Contracts” means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.
“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by Holdings and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.
“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of the date hereof, by and among the Loan Parties, the Collateral Agent and the Existing Second Lien Collateral Agent.
“Interest Period” means, with respect to each SOFR Loan, a period commencing on the date of the making of such Term SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Reference Rate Loan to a SOFR Loan) and ending three months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the Term SOFR Reference Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one or three months after the date on which the Interest Period began, as applicable, and (e) the Borrower may not elect an Interest Period which will end after the Final Maturity Date.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.
“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.
“Investment Banker” has the meaning specified therefor in Section 7.01(s)(iii).
“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lease” means any lease, sublease or license of, or other agreement granting a possessory interest in, real property to which any Loan Party or any of its Subsidiaries is a party as lessor, lessee, sublessor, sublessee, licensor or licensee.
“Lender” has the meaning specified therefor in the preamble hereto.
“Lien” means any mortgage, deed of trust, deed to secure debt, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any collateral assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Liquidity” means Availability plus Qualified Cash.
“Loan” means the Term Loan or any Revolving Loan made by an Agent or a Lender to the Borrower pursuant to Article II hereof.
“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.
“Loan Document” means this Agreement, the Assignment of Business Interruption Insurance Policy, any Control Agreement, the Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the AGS Subordination Agreement, the Exitus Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any UCC Filing Authorization Letter, the VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation, in each case, as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Loan Party” means the Borrower and any Guarantor.
“Material Adverse Effect” means any event, development, state of facts, change, circumstance, occurrence, condition or effect that, either individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on any of (a) the operations, assets, liabilities, financial condition or prospects of the Loan Parties and their respective Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $250,000.
“Material Contract” means, with respect to any Person, (a) each contract listed on Schedule 6.01(v), (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium), and (c) each other contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Mexican Loan Parties” means AgileThought Digital Solutions, S.A.P.I. de C.V. and AgileThought Mexico, S.A. de C.V..

“Mexican Pledge Agreement” means that certain Share and Equity Interest Pledge Agreement, dated as of January 6, 2023, by the Loan Parties party thereto in favor of the Collateral Agent.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding six calendar years.
“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.
“New Facility” has the meaning specified therefor in Section 7.01(m).
“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).
“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” has the meaning specified therefor in Section 12.07(i).
“Payment Office” means the Administrative Agent’s office located at 150 East 58th Street, 18th Floor, New York, New York 10155, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Borrower.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA maintained, sponsored or contributed to, or for which there is an obligation to contribute to, by any Loan Party or any of its ERISA Affiliates at any time during the preceding six calendar years.
“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.
“Permitted Acquisition” means any Acquisition by a Loan Party (other than the Mexican Loan Parties) to the extent that each of the following conditions shall have been satisfied:
(a)no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(b)to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 5.02 shall have been satisfied;
(c)the Borrower shall have furnished to the Agents at least ten (10) Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Holdings and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of Holdings, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;
(d)the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for

Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);
(e)such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party (other than the Mexican Loan Parties) or a wholly-owned Domestic Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party (other than the Mexican Loan Parties), such Loan Party shall be the continuing or surviving Person;
(f)the Loan Parties shall have Liquidity in an amount equal to or greater than $10,000,000 immediately after giving effect to the consummation of the proposed Acquisition;
(g)the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;
(h)the assets being acquired, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;
(i)the assets being acquired are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;
(j)such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings or any of its Subsidiaries or an Affiliate thereof;
(k)any such Domestic Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and
(l)the Purchase Price payable in respect of any single Acquisition or series of related Acquisitions shall not exceed an amount equal to 15% of Revenue of the Borrower for the period of four consecutive fiscal quarters most recently ended prior to the date of such Acquisition.
“Permitted Cure Equity” means Qualified Equity Interests of Holdings.
“Permitted Disposition” means:
(a)sale of Inventory in the ordinary course of business;
(b)licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;
(c)leasing or subleasing assets in the ordinary course of business;
(d)(i) the lapse of Registered Intellectual Property of Holdings and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;
(e)any involuntary loss, damage or destruction of property;
(f)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from Holdings or any of its Subsidiaries to a Loan Party (other than Holdings or the Mexican Loan Parties), and (ii) from any Subsidiary of Holdings that is not a Loan Party (or is the Mexican Loan Parties) to any other Subsidiary of Holdings;
(h)Permitted Factoring Dispositions;
(i)Disposition of obsolete or worn-out equipment in the ordinary course of business, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, $250,000 in any Fiscal Year; and
(j)Disposition of property or assets not otherwise permitted in clauses (a) through (i) above for cash in the ordinary course of business for not less than the fair market value of such property or assets, in an aggregate amount not to exceed, for all Loan Parties and their Subsidiaries, $500,000 in any Fiscal Year;
provided that the Net Cash Proceeds of such Dispositions are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.06(c)(ii) or applied as provided in Section 2.06(c)(vi).
“Permitted Factoring Dispositions” means any Disposition of Accounts via a factoring, reverse factoring or confirming arrangement to any Person that is not an Affiliate of any Loan Party or Subsidiary thereof, in the ordinary course of business and consistent with past practices, so long as the aggregate face value of all such Accounts that have been so factored, reversed factored or confirmed and not been paid by the account debtor thereof shall not exceed $1,500,000 at any one time outstanding.
“Permitted Future Earn-out Obligations” means, collectively, the aggregate outstanding amount of all Earn-out Obligations incurred after the Effective Date (other than, for avoidance of doubt, the Existing Earn-out Obligations), whether payable in Equity Interests or cash or Cash Equivalents, so long as (a) such Earn-out Obligations are incurred in connection with a Permitted Acquisition, and (b) the aggregate outstanding amount of all such Earn-out Obligations payable in cash does not exceed $10,000,000 and the holders of such Earn-out Obligations have agreed to subordinate their claims with respect thereto to the prior payment of the Obligations pursuant to a subordination agreement reasonably satisfactory to the Administrative Agent.
    “Permitted Holder” means each of (i) Macfran S.A. de C.V., (ii) Invertis LLC., (iii) Diego Zavala, (iv) Mauricio Rioseco, (v) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6 (Credit Suisse), (vi) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8 (Credit Suisse), (vii) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust for the issuance of senior bonds No. F/173183 (Nexxus), (viii) Nexxus Capital Private Equity Fund, VI, LP, (ix) Mauricio Garduño González Elizondo, (x) Rodrigo Franco Hernández, (xi) MZM Estrategia, S.A.P.I. de C.V., (xii) Isabelle Richard, (xiii) Georgina Rojas Aboumrad, (xiv) Alejandro Rojas Domene, (xv) Miguel Angel Ambrosi Herrera, (xvi) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Cert. Bursátiles Fid. de Desarrollo N.F2416 (LIV Mexico Growth IV N.F2416) and (xvii) LIV Mexico Growth Fund IV, L.P.
“Permitted Indebtedness” means:
(a)any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;
(b)any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(d)Permitted Intercompany Investments;
(e)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;
(f)Indebtedness owed to any Person providing, or providing financing for, property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(g)the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;
(h)Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;
(i)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;
(j)Indebtedness of a Person whose assets or Equity Interests are acquired by Holdings or any of its Domestic Subsidiaries in a Permitted Acquisition in an aggregate amount not to exceed $250,000 at any one time outstanding; provided, that such Indebtedness (i) is either Permitted Purchase Money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;
(k)unsecured Indebtedness of Holdings or any of its Subsidiaries that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Final Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the Final Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Final Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to the Collateral Agent and the Required Lenders;
(l)the Existing Earn-Out Obligations;
(m)Permitted Future Earn-Out Obligations;
(n)Subordinated Indebtedness;
(o)Indebtedness under the Existing Second Lien Credit Facility (and any refinancing thereof to the extent permitted under the Intercreditor Agreement), in an aggregate principal amount not to exceed $23,000,000, plus the aggregate amount of interest on such Indebtedness that is capitalized or accrued in accordance with the terms of the Existing Second Lien Credit Facility; provided that such Indebtedness is subject to, and permitted by, the Intercreditor Agreement;

(p)Indebtedness arising from Permitting Factoring Dispositions;
(q)the AGS Indebtedness; provided that such Indebtedness is subject to, and permitted by, the AGS Subordination Agreement;
(r)the Exitus Indebtedness; provided that such Indebtedness is subject to, and permitted by, the Exitus Subordination Agreement;
(s)to the extent constituting Indebtedness, the Unpaid Taxes;
(t)PPP Indebtedness, in an aggregate amount not to exceed $312,041;
(u)Indebtedness in respect of letters of credit issued by third party financial institutions, so long as the maximum aggregate face amount of such letters of credit shall not exceed $2,000,000 at any time; and
(v)other unsecured Indebtedness owed to any Person that is not an Affiliate of the Borrower or any of its Subsidiaries, in an aggregate outstanding amount not to exceed $4,000,000 at any time.
“Permitted Intercompany Investments” means Investments made by (a) a Loan Party to or in another Loan Party (other than the Mexican Loan Parties), (b) a Loan Party to or in a Subsidiary that is not a Loan Party (or to the Mexican Loan Parties) so long as either (i) such Investment is made in the ordinary course of business, or (ii) the aggregate amount of all Investments made pursuant to this clause (b)(ii) does not exceed $500,000 at any one time outstanding, (c) a Subsidiary that is not a Loan Party (or that is the Mexican Loan Parties) to or in another Subsidiary that is not a Loan Party (or to the Mexican Loan Parties), and (d) a Subsidiary that is not a Loan Party (or the Mexican Loan Parties) to or in a Loan Party (including the Investments listed on Schedule 1.01(C)), so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement.
“Permitted Investments” means:
(a)Investments in cash and Cash Equivalents;
(b)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)advances made in connection with purchases of goods or services in the ordinary course of business;
(d)Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(e)Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;
(f)Permitted Intercompany Investments; and
(g)Permitted Acquisitions.
“Permitted Liens” means:
(a)Liens securing the Obligations;

(b)Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);
(c)Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(d)Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;
(e)purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;
(f)deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(g)with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;
(h)Liens of landlords and mortgagees of landlords (i) arising by statute or under any Lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(i)the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;
(j)non-exclusive licenses of Intellectual Property rights in the ordinary course of business;
(k)judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);
(l)rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(m)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)Liens assumed by Holdings or any of its Domestic Subsidiaries in connection with a Permitted Acquisition that secure Indebtedness permitted by clause (j) of the definition of Permitted Indebtedness; and
(o)Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;
(p)Liens on cash collateral securing Indebtedness and obligations relating thereto that is permitted, and not securing any obligations in excess of the amount that is permitted, under clause (u) of the definition of Permitted Indebtedness;
(q)Liens securing the Existing Second Lien Credit Facility, to the extent subject to the Intercreditor Agreement; and
(r)other Liens granted to any Person that is not an Affiliate of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, so long as such Liens secure obligations in an aggregate outstanding amount that does not exceed $100,000 at any time;
provided that, other than any Liens Securing the Obligations, in no event shall any Loan Party or any Subsidiary of a Loan Party grant a Lien on (x) any property of any Loan Party or Subsidiary of a Loan Party that is organized under the law of Mexico, or (y) any Equity Interests of any Loan Party or any Subsidiary of a Loan Party that is organized under the law of Mexico unless, in each such case, such Lien secures the Obligations and (subject to the provisions of the Intercreditor Agreement) obligations under the Existing Second Lien Credit Facility.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that:
(a)     such Indebtedness is incurred within 30 days after such acquisition,
(b)     such Indebtedness when incurred shall not exceed the purchase price of the asset financed and
(c)     the aggregate principal amount of all such Indebtedness shall not exceed $750,000 at any time outstanding.
“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:
(a)after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);
(b)such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;
(c)such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified;

(d)the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;
(e)such extension, refinancing or modification shall not be secured by any Lien on any asset other than the assets that secured such Indebtedness being extended, refinanced or modified or, if applicable, shall be unsecured; and
(f)such extension, refinancing or modification shall not (if secured) have a Lien priority greater than such Indebtedness being extended, refinanced or modified.
“Permitted Restricted Payments” means any of the following Restricted Payments made by:
(a)any Loan Party to Holdings in amounts necessary to pay taxes and other customary expenses as and when due and owing by Holdings in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of Holdings), so long as no Default or Event of Default shall have occurred and be continuing or would result from the making of such payment,
(b)any Loan Party to any other Loan Party (other than Holdings and the Mexican Loan Parties),
(c)any Subsidiary of the Borrower that is not a Loan Party (or that is the Mexican Loan Parties) to any other Subsidiary of the Borrower,
(d)Holdings to pay dividends in the form of common Equity Interests, and
(e)Permitted Second Lien Loan Payments constituting Restricted Payments.
“Permitted Second Lien Loan Payments” means, collectively, the "Permitted Second Lien Loan Payments," as defined in the Intercreditor Agreement.
“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.
“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $50,000 for any one account and $150,000 in the aggregate for all such accounts.
“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.
“PPP Indebtedness” means, collectively, certain Indebtedness pursuant to the Paycheck Protection Program of the Small Business Administration (a) between Bank of America, as lender, and AgileThought, LLC, as borrower, in the original aggregate principal amount of $310,000, (b) between Bank of America, as lender, and AN USA LLC, as borrower, in the original aggregate principal amount of $42,000 and (c) between Bank of America, as lender, and AGS Alpama Global Services LLC, as borrower, in the original aggregate principal amount of $8,000.

“Pro Rata Share” means, with respect to:
(a)a Lender’s obligation to make Revolving Loans and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (A) such Lender’s Revolving Credit Commitment, by (B) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s Revolving Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances),
(b)a Lender’s obligation to make the Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan, and
(c)all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender’s Revolving Credit Commitment and the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan, provided, that, if such Lender’s Revolving Credit Commitment shall have been reduced to zero, such Lender’s Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender’s Revolving Loans (including Collateral Agent Advances) and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Collateral Agent Advances).
“Projections” means financial projections of Holdings and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vii).
“Project Thunder” means the fundamental changes described on Schedule 7.02(c).
“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of Holdings and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by Holdings or any of its Subsidiaries in connection with such Acquisition.
“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties (other than the Mexican Loan Parties) maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are, subject to Section 7.01(r), subject to Control Agreements.
“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent:
(a)a Mortgage duly executed by the applicable Loan Party,
(b)evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;
(c)a Title Insurance Policy or bring-down of the existing Title Insurance Policy with respect to each Mortgage, dated as of the date such Title Insurance Policy is required to be delivered to the Collateral Agent hereunder;
(d)a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent;
(e)in the case of a leasehold interest, a certified copy of the Lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest;
(f)a zoning report issued by a provider reasonably satisfactory to the Collateral Agent or a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility’s compliance with all applicable Requirements of Law, together with a copy of all certificates of occupancy issued with respect to each Facility;
(g)an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;
(h)a Phase I Environmental Site Assessment prepared in accordance with the United States Environmental Protection Agency Standards and Practices for “All Appropriate Inquiries” under Section 101(3)(B) of the Comprehensive Environmental Response, Compensation, and Liability Act as referenced in 40 CFR Part 312 and ASTM E-1527-13 “Standard Practice for Environmental Assessments” (“Phase I ESA” (and if reasonably requested by the Collateral Agent based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment), by a nationally-recognized environmental consulting firm, reasonably satisfactory to the Collateral Agent; and
(i)such other agreements, instruments, appraisals and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.
“Recipient” means any Agent and any Lender, as applicable.
“Reference Rate” means, for any period, the greatest of (a) 2.00% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) Adjusted Term SOFR (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Register” has the meaning specified therefor in Section 12.07(f).
“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application.
“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the direct and indirect equityholders, partners, directors, officers, employees, agents, consultants, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in any environmental media, including the indoor or outdoor air, soil, surface or ground water, sediments or property.
“Remedial Action” means any action (a) to correct, mitigate, or address any actual, alleged or threatened violation of or non-compliance with any Environmental Law or Environmental Permit, or (b) to clean up, remove, remediate, mitigate, abate, contain, treat, monitor, assess, evaluate, investigate, prevent, minimize or in any other way address any environmental condition or the actual, alleged or threatened presence, Release or threatened Release of any Hazardous Materials (including the performance of pre-remedial studies and investigations and post-remedial operation and maintenance activities).
“Replacement Lender” has the meaning specified therefor in Section 12.02(c).
“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).
“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1%.
“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.06(g).
“Requirements of Law” means, with respect to any Person, collectively, the common law and any and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities), and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party.
“Revenue” means, for any period, the aggregate amount received by Holdings and its Subsidiaries during such period for the sale of good and/or the provision of services, determined in compliance with Accounting Standards Codification 606 (Revenue from Contracts with Customers) published by the Financial Accounting Standards Board.
“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrower in the amount set forth opposite such Lender’s name in Schedule 1.01(A-1) or Schedule 1.01(A-2) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amount may be terminated, reduced or increased (pursuant to Section 2.05) from time to time in accordance with the terms of this Agreement.
“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i) and any Incremental Revolving Loans, including any 2023 Incremental Revolving Loans.
“Revolving Loan Lender” means a Lender with a Revolving Credit Commitment or a Revolving Loan.
“Revolving Loan Obligations” means any Obligations with respect to the Revolving Loans (including without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).
“Sale and Leaseback Transaction” means, with respect to Holdings or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby Holdings or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (which, as of the Effective Date, include Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, and any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, Germany, Canada, Australia, or other relevant sanctions authority, (b) a Person that resides in, is organized in or located in, or has a place of business in, a country or territory named on any list referred to in clause (a) of this definition or a country or territory that is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through any such jurisdiction (each of the foregoing in this clause (b), a “Sanction Target”), or a Person that owns 50% or more of the Equity Interests of, or is otherwise controlled by, or is acting on behalf of, one or more Sanction Targets, (c) any Person with whom or with which a U.S. Person is prohibited from dealing under any of the Sanctions, or (d) any Person owned or controlled by any Person or Persons described in clause (a) or (b).
“Sanctions” means Requirements of Law concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the European Union, or Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
“Second Period” has the meaning specified therefor in the definition of “Applicable Premium”.
“Secured Party” means any Agent and any Lender.
“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time. “Securitization” has the meaning specified therefor in Section 12.07(l).
“Security Agreement” means that certain Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by the Loan Parties (other than the Mexican Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations).
“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.
“Settlement Period” has the meaning specified therefor in Section 2.02(d)(i) hereof.
“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).
“SOFR Deadline” has the meaning specified therefor in Section 2.08(a) hereof.
“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR.
“SOFR Notice” has the meaning specified therefor in Section 2.08(a) hereof.
“SOFR Option” has the meaning specified therefor in Section 2.08(a) hereof.
“Solvent” means, (a) in connection with Amendment No. 5 and any withdrawal from the Blocked Account pursuant to Section 5.03, with respect to any Person on any such withdrawal date, that on such date, (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business other than the debts subject to forbearance and current balances in accounts payable disclosed to such

Person’s lenders (or such lenders’ agent) (the “Lender Parties”), (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature except as in the most recent 13 week cash flow disclosed to the Lender Parties, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital and (b) otherwise, with respect to any Person on a particular date, that on such date, (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“Specified Default” has the meaning specified therefor in the Amendment No. 5 Forbearance Agreement.
“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and any successor thereto.
“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, or (b) otherwise on terms and conditions satisfactory to the Collateral Agent and the Required Lenders.
“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Loan Parties (including, for the avoidance of doubt, Excluded Foreign Subsidiaries and Immaterial Subsidiaries) unless the context expressly provides otherwise.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, with Holdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means, collectively, the loans made by the Term Loan Lenders to the Borrower on the Effective Date pursuant to Section 2.01(a)(ii).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loan to the Borrower in the amount set forth in Schedule 1.01(A-1) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
“Term Loan Lender” means a Lender with a Term Loan Commitment or a Term Loan.
“Term Loan Obligations” means any Obligations with respect to the Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).
“Term SOFR” means the Term SOFR Reference Rate for a three-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Term SOFR Adjustment” means a percentage per annum equal to 0.26161% for the Interest Period of three months.
“Termination Date” means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.
“Third Period” has the meaning specified therefor in the definition of “Applicable Premium”.
“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.
“Total Commitment” means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.
“Total Revolving Credit Commitment” means the sum of the amounts of the Lenders’ Revolving Credit Commitments.
“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.
“UCC Filing Authorization Letter” means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage.

“Holdings” has the meaning specified therefor in the preamble hereto.
“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.
“Unpaid Taxes” means the liabilities listed on Schedule 6.01(j).
“Unused Line Fee” has the meaning specified therefor in Section 2.07(b).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“VCOC Management Rights Agreement” has the meaning specified therefor in Section 5.01(d).
“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.06(g).
“WARN” has the meaning specified therefor in Section 6.01(p).
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).
Section 1.02Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03Certain Matters of Construction. References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.
Section 1.04Accounting and Other Terms.
(a)Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 842 on the definitions and covenants herein, GAAP as in effect on December 31, 2018 shall be applied, (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied.

(b)All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.
Section 1.05Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.
Section 1.06Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.
Article II
THE LOANS
Section 2.01     Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:
(i)other than as set forth in clause (iii) below with respect to the 2023 Incremental Revolving Loans, each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrower at any time and from time to time during the term of this Agreement, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment;
(ii)each Term Loan Lender severally agrees to make the Term Loan to the Borrower on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Term Loan Commitment; and
(iii)each 2023 Incremental Revolving Loan Lender severally agrees to make 2023 Incremental Revolving Loans to the Borrower at any time and from time to time on or after the Amendment No. 5 Effective Date, in an aggregate principal amount of 2023 Incremental Revolving Loans at any time outstanding not to exceed the amount of such Lender’s 2023 Incremental Revolving Credit Commitment.
No portion of any Loan will be funded (initially or through participation, assignment, transfer or securitization) with plan assets of any plan covered by ERISA or Section 4975 of the Internal Revenue Code if it would cause the Borrower or any Guarantor to incur any prohibited transaction excise tax penalties under Section 4975 of the Internal Revenue Code.
(a)Notwithstanding the foregoing:
(i)The aggregate principal amount of Revolving Loans (excluding any capitalized interest pursuant to Section 4.01(a)(ii)) outstanding at any time to the Borrower shall not exceed the Total Revolving Credit Commitment. The Revolving Credit Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, the Revolving Loans on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein. No Revolving Loans shall be advanced on the Effective Date.
(ii)The aggregate principal amount of the Term Loan made on the Effective Date shall not exceed the Total Term Loan Commitment. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.
(iii)The 2023 Incremental Revolving Loans shall be made as a single borrowing funded to the Blocked Account on the applicable funding date, subject to the satisfaction of the conditions precedent set forth in Section 5.03. Any 2023 Incremental Revolving Loan repaid or prepaid to the Administrative Agent for the account of each 2023 Incremental Revolving Loan Lender may not be reborrowed.
Section 2.02     Making the Loans. (a) The Borrower shall give the Administrative Agent prior notice in writing, in substantially the form of Exhibit C hereto (a “Notice of Borrowing”) or such other form approved by the Administrative Agent, not later than 12:00 noon (New York City time) on the date which is (i) in the case of the Term Loan, three (3) Business Days prior to the Effective Date, (ii) three (3) Business Days prior to the date of the proposed Revolving Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan), or (iii) in the case of any 2023 Incremental Revolving Loan, in accordance with Section 5.03(c)(iii). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, and, with respect to any 2023 Incremental Revolving Loan, shall be $3,000,000, (ii) whether such Loan is requested to be a Revolving Loan or the Term Loan, (iii) whether the Loan is requested to be a Reference Rate Loan or a SOFR Loan, (iv) the use of the proceeds of such proposed Loan, (v) Borrower’s account wiring instructions (which, in the case of the 2023 Incremental Revolving Loan, shall be the Blocked Account wiring instructions), and (vi) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.
(b)Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Revolving Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $100,000.
(c)(i)    Except as otherwise provided in this Section 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment or the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.
(i)Notwithstanding any other provision of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Revolving Loan Lenders, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d); provided, however, that (A) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Revolving Loan, and (B) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of the Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent’s Accounts no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time)) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent in the Administrative Agent’s Accounts or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be wired to an account designated by the Borrower.
(ii)If the Administrative Agent has notified the Revolving Loan Lenders that the Administrative Agent, on behalf of the Revolving Loan Lenders, will not fund a particular Revolving Loan pursuant to Section 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.
(iii)Nothing in this Section 2.02(c) shall be deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.
(d)(i)    With respect to all periods for which the Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a “Settlement Period”), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender’s initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender’s interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.
(i)In the event that any Revolving Loan Lender fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.
Section 2.03    Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(e)The outstanding principal amount of the Term Loan shall be repayable (w) in an aggregate amount equal to $15,000,000 on or prior to April 15, 2023, (x) in an aggregate amount equal to $20,000,000 (inclusive of the amount specified in clause (w)) on or prior to June 15, 2023; (y) in an aggregate amount equal to $25,000,000 (inclusive of the amounts specified in clauses (w) and (x)) on or prior to September 15, 2023; and (z) in consecutive quarterly installments on the last Business Day of each fiscal quarter of Holdings and its Subsidiaries starting with the fiscal quarter ending December 31, 2023, each in an amount equal to $687,500.00; provided, however, that the last such installment of principal required to be repaid in accordance with clause (z) above shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, together with all other Obligations, shall be due and payable on the earliest of (i) the termination of the Total Revolving Credit Commitment, (ii) the Final Maturity Date, and (iii) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.
(f)Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(g)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(h)The entries made in the accounts maintained pursuant to Section 2.03(c) or Section 2.03(d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(c) and the accounts maintained pursuant to Section 2.03(d), the accounts maintained pursuant to Section 2.03(d) shall govern and control.
(i)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).
Section 2.04     Interest.
(a)Revolving Loans. Subject to the terms of this Agreement, at the option of the Borrower, each Revolving Loan shall be either a Reference Rate Loan or a SOFR Loan. Each Revolving Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin. Each Revolving Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until repaid, at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.
(b)Term Loan. Subject to the terms of this Agreement, at the option of the Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a SOFR Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a SOFR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin.
(c)Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.
(d)Interest Payment. Interest on each Loan shall be payable (i) in the case of a Reference Rate Loan, monthly, in arrears, on the last Business Day of each month, commencing on the last Business Day of the month following the month in which such Loan is made, (ii) in the case of a SOFR Loan, on the last day of the then effective Interest Period applicable to such Loan, and (iii) in the case of each Loan, at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may in its sole discretion, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder. Notwithstanding the foregoing, any interest payment (including at the Post-Default Rate) due hereunder shall be payable in full in cash when such interest payment is due unless the Required Lenders, in their sole discretion, have determined that such payments shall instead be capitalized and added to the principal balance of the Term Loan or Revolving Loan (as applicable) following notice thereof to the Borrower (it being understood and agreed that the application to the principal balance of such Obligations at any time does not constitute a waiver of any Default or Event of Default arising as a result of the Loan Parties’ failure to pay such interest in cash).
(e)General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed. For the avoidance of doubt, no date of payment shall be included in any computation.
Section 2.05    Increase in Revolving Credit Commitment.
(a)The Borrower may request an increase in Revolving Credit Commitments from the existing Revolving Loan Lenders from time to time upon not less than 15 days’ written notice to Administrative Agent and the Revolving Loan Lenders, as long as (i) the requested increase is offered on the same terms as the existing Revolving Credit Commitments, (ii) such new Revolving Credit Commitments shall be available at any time prior to the Final Maturity Date, (iii) the Revolving Loan made pursuant to such Revolving Credit Commitments are used for the general corporate purposes of the Borrower (including in connection with Permitted Acquisitions), and (iv) the Administrative Agent and the Revolving Loan Lenders consent in their sole discretion to such increase at the time of the request thereof (any Revolving Loans extended pursuant to this Section 2.05, “Incremental Revolving Loans”).
(b)Upon satisfaction of the criteria set forth in Section 2.05(a), Administrative Agent shall promptly notify the existing Revolving Loan Lenders of the requested increase and, within 3 Business Days thereafter, each existing Revolving Loan Lender shall notify Administrative Agent in writing if and to what extent such existing Revolving Loan Lenders commits to increase its Revolving Credit Commitment. Any existing Revolving Loan Lenders not responding within such period shall be deemed to have declined an increase. For the avoidance of doubt, no existing Revolving Loan Lender shall be obligated to participate in any extension of Incremental Revolving Loans. All such increased Revolving Credit Commitments among committing Revolving Loan Lenders in connection with Incremental Revolving Loans shall be allocated on a pro rata basis (in accordance with such Revolving Loan Lenders Pro Rata Shares of the current Revolving Credit Commitments) between such participating Revolving Loan Lenders (or on such other basis as the participating Revolving Loan Lenders agree in their sole discretion). The Total Revolving Credit Commitment shall be increased by the requested amount (or such lesser amount committed) on a date agreed upon by Administrative Agent, the participating Revolving Loan Lenders and the Borrower and all such Incremental Revolving Loans made shall be deemed a “Revolving Loan” hereunder. The Administrative Agent, the Borrower, and the existing Revolving Loan Lenders making new Revolving Loans shall execute and deliver such customary documents and agreements as Administrative Agent deems reasonably appropriate to evidence the increase in and allocations of Revolving Credit Commitments. On the effective date of any such increase, the outstanding Revolving Loans and other exposures under the Revolving Credit Commitments shall be reallocated among Revolving Loan Lenders, and settled by Administrative Agent as necessary, in accordance with Revolving Loan Lenders’ adjusted shares of such Revolving Credit Commitments.
Section 2.06     Reduction of Commitment; Prepayment of Loans.
(a)Reduction of Commitments.
(i)Revolving Credit Commitments. The Total Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower may reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding, and (B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be (1) in an amount which is an integral multiple of $1,000,000

(or by the full amount of the Total Revolving Credit Commitment in effect immediately prior to such reduction if such amount at that time is less than $1,000,000), (2) made by providing prior to 5:00 p.m. New York City time, not less than five (5) Business Days’ prior written notice to the Administrative Agent, (3) irrevocable and (4) accompanied by the payment of the Applicable Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.
(ii)Term Loan. The Total Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.
(b)Optional Prepayment.
(i)Revolving Loans. The Borrower may, at any time and from time to time, upon written notice delivered by 5:00 p.m. New York City time, ten Business Days’ prior to the proposed prepayment date, prepay the principal of any Revolving Loan, in whole or in part. Each prepayment made pursuant to this Section 2.06(b)(i) in connection with a reduction of the Total Revolving Credit Commitment pursuant to Section 2.06(a)(i) above shall be accompanied by the payment of the Applicable Premium, if any, payable in connection with such reduction of the Total Revolving Credit Commitment.
(ii)Term Loan. The Borrower may, at any time and from time to time, by 5:00 p.m. (New York City time) upon at least five (5) Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.06(b)(ii) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity.
(iii)Termination of Agreement. The Borrower may, upon at least 30 days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in full in cash, the Obligations, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Borrower has sent a notice of termination pursuant to this Section 2.06(b)(iii), then the Lenders’ obligations to extend credit hereunder shall terminate and the Borrower shall be obligated to repay the Obligations, in full in cash, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice.
(c)Mandatory Prepayment.
(i)Within three (3) Business Days after the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2022 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), by the date three (3) Business Days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.06(d) in an amount equal to the result of (to the extent positive) (1) ECF Percentage of Holdings and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrower pursuant to Section 2.06(b) for such Fiscal Year (in the case of payments made by the Borrower pursuant to Section 2.06(b)(i), only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments).
(ii)Immediately upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (h) or (j) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrower shall prepay the outstanding principal amount of the Loans in accordance with Section 2.06(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $250,000 in any Fiscal Year. Nothing contained in this Section 2.06(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).
(iii)Immediately upon the receipt of Net Cash Proceeds (A) from the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.06(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith or (B) upon an Equity Issuance (other than any Excluded Equity Issuances), the Borrower shall prepay the outstanding amount of the Loans in accordance with Section 2.06(d) in an amount equal to 25% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.06(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iv)Immediately upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.06(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.
(v)Immediately upon receipt by the Borrower of the proceeds of any Permitted Cure Equity pursuant to Section 9.02, the Borrower shall prepay the outstanding principal of the Loans in accordance with Section 2.06(d) in an amount equal to 100% of such proceeds.
(vi)Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Obligations pursuant to Section 2.06(c)(ii) or Section 2.06(c)(iv), as the case may be, up to $250,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Borrower delivers a certificate to the Administrative Agent within five (5) days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 120 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended); provided that such Net Cash Proceeds shall actually be reinvested within an additional 90 days thereafter, (C) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.06(c)(ii) or Section 2.06(c)(iv) as applicable
(vii)At any time prior to the date when all of the 2023 Incremental Revolving Loans have been voluntarily repaid in full in cash and the 2023 Incremental Revolving Commitments have been voluntarily terminated, when the aggregate amount of cash of the Loan Parties exceeds $2,000,000 for two (2) consecutive Business Days, the Borrower shall deposit (on the third day (or, if not a Business Day, the next succeeding Business Day) such excess amount but only to the extent that the balance in the Blocked Account would not exceed $3,000,000.
(d)Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(v) above shall be applied, first, to the Term Loan, until paid in full, and second, to the Revolving Loans (with a corresponding permanent reduction in the Revolving Credit Commitments), until paid in full in cash. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.06(c) shall be applied in the manner set forth in Section 4.03(b).
(e)Interest and Fees. Any prepayment made pursuant to this Section 2.06 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.09, (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.07(c) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.07.
(f)Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.06, payments with respect to any subsection of this Section 2.06 are in addition to payments made or required to be made under any other subsection of this Section 2.06.
(g)Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event that the Borrower are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans pursuant to Section 2.06(c), not less than 12:00 noon (New York City time) two (2) Business Days prior to the date on which the Borrower are required to make such Waivable Mandatory Prepayment (the “Required Prepayment Date”), the Borrower shall notify the Administrative Agent in writing of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Borrower and the Administrative Agent of its election to do so on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify the Borrower and the Administrative Agent of its election to exercise such option on or before 12:00 noon (New York City time) one Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Loans of such Lenders (which prepayment shall be applied to prepay the outstanding principal amount of the Obligations in accordance with Section 2.06(d)) and (ii) to the extent of any excess, to the Borrower for working capital and general corporate purposes.
Section 2.07     Fees.
(a)[Reserved].
(b)Unused Line Fee. The Borrower agrees to pay to the Administrative Agent an unused line fee (the “Unused Line Fee”) for the account of each Revolving Loan Lender, which shall accrue at a rate per annum equal to 2% on the amount of the undrawn portion of the Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Credit Commitments terminate. The Unused Line Fee shall accrue through and including the last day of March, June, September and December of each year shall be due and payable in arrears on the such last day and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof.
(c)Applicable Premium.

(i)Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.
(ii)Any Applicable Premium payable in accordance with this Section 2.07(c) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.
(iii)The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.
(iv)Nothing contained in this Section 2.07(c) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.
(d)Audit and Collateral Monitoring Fees. The Borrower acknowledges that pursuant to Section 7.01(f), representatives of the Agents may, upon reasonable advance notice, visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any reasonable time and from time to time. The Borrower agrees to pay (i) $1,500 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents).
(e)Fee Letter. As and when due and payable under the terms of the Fee Letter, the Borrower shall pay the fees set forth in the Fee Letter.
Section 2.08    SOFR Option.
(a)The Borrower may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon Adjusted Term SOFR (the “SOFR Option”) by notifying the Administrative Agent in writing prior to 11:00 a.m. (New York City time) at least three (3) Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a SOFR Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a SOFR Loan as a SOFR Loan, the last day of the then current Interest Period (the “SOFR Deadline”). Notice of the Borrower’s election of the SOFR Option for a permitted portion of the Loans pursuant to this Section 2.08(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a notice in writing, in substantially the form of Exhibit D hereto (a “SOFR Notice”) prior to the SOFR Deadline. Promptly upon its receipt of each such SOFR Notice, the

Administrative Agent shall provide a copy thereof to each of the Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrower.
(b)Interest on SOFR Loans shall be payable in accordance with Section 2.04(d). On the last day of each applicable Interest Period, unless the Borrower properly have exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that any portion of the Loans bear interest at Adjusted Term SOFR and the Administrative Agent shall have the right (but not the obligation) to convert the interest rate on all outstanding SOFR Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder on the last day of the then current Interest Period.
(c)Notwithstanding anything to the contrary contained in this Agreement, the Borrower (i) shall have not more than three (3) SOFR Loans in effect at any given time, and (ii) only may exercise the SOFR Option for SOFR Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.
(d)The Borrower may prepay SOFR Loans at any time; provided, however, that in the event that SOFR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.06(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.09.
(e)[Reserved].
(f)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Required Lenders may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. The parties shall use commercially reasonable efforts to satisfy any applicable IRS guidance, including Treasury Regulation Section 1.1001-6 and any future guidance, to the effect that the implementation of a Benchmark Replacement will not result in a deemed exchange for U.S. federal income tax purposes of any Loan under this Agreement for U.S. federal income tax purposes.
(g)In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(h)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent and the Required Lenders pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(j)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans.
Section 2.09    Funding Losses. In connection with each SOFR Loan, the Borrower shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any mandatory prepayment required pursuant to Section 2.06(c)), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or SOFR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such SOFR Loan had such event not occurred, at Adjusted Term SOFR that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.09) shall be conclusive absent manifest error.
Section 2.10    Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Taxes from or in respect of any such payment, (i) the applicable Withholding Agent shall make such deduction or withholding, (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making such deduction or withholding (including deductions and with Holdings applicable to Additional Amount payable under this Section 2.10) the applicable Recipient receives the amount equal to the sum it would have received had no such deduction or withholding been made.
(b)In addition, each Loan Party shall pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes by any Secured Party.

(c)The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.10) paid or payable by such Secured Party or required to be withheld or deducted from a payment to such Secured Party and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent) or on behalf of another Secured Party shall be conclusive absent manifest error.
(d)(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.10(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Lender that is not a U.S. Person (a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 2.09(d)-1 hereto to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code,

or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-2 or Exhibit 2.09(d)-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.09(d)-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent in writing of its legal inability to do so.
(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.10 (including by the payment of Additional Amounts pursuant to this Section 2.10), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(h)Promptly after any payment of Taxes by the Loan Parties to a Governmental Authority pursuant to this Section 2.10, the Loan Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
Section 2.11    Increased Costs and Reduced Return. (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender (except for (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.
(b)If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrower shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.
(c)All amounts payable under this Section 2.11 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.11, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.11, and shall be final and conclusive absent manifest error.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.11 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.11 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.12    Changes in Law; Impracticability or Illegality.
(a)Adjusted Term SOFR may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except to the extent such changes result in the Lender becoming liable for Indemnified Taxes or Excluded Taxes) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest at Adjusted Term SOFR. In any such event, the affected Lender shall give the Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Borrower a statement setting forth the basis for adjusting such Adjusted Term SOFR and the method for determining the amount of such adjustment, or (ii) repay the SOFR Loans with respect to which such adjustment is made (together with any amounts due under Section 2.10).
(b)In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain SOFR Loans or to continue such funding or maintaining, or to determine or charge interest rates at Adjusted Term SOFR, such Lender shall give notice of such changed circumstances to the Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any SOFR Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such SOFR Loans, and interest upon the SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrower shall not be entitled to elect the SOFR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.
(c)The obligations of the Loan Parties under this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
ARTICLE III
[INTENTIONALLY OMITTED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS
Section 4.01     Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Accounts. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day, may, in the Administrative Agent’s sole discretion, be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrower hereby authorize the Administrative Agent to, and the Administrative Agent may in its sole discretion, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Notwithstanding anything to the contrary contained in Section 2.01(b)(i) or this Agreement, each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 or Section 5.03 have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement; provided that, upon the receipt of written consent from the Required Lenders, any amount charged to the Loan Account of the Borrower for interest due and payable, (i) in the case of interest payable on any Term Loans, shall be added to the principal amount of such Term Loans by capitalizing such interest amount and adding such capitalized amount to the outstanding principal amount of such Term Loans and (ii) in the case of interest payable on any Revolving Loans, shall be added to the principal amount of such Revolving Loans by capitalizing such interest amount and adding such capitalized amount to the outstanding principal amount of such Revolving Loans. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent’s discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.
(b)If requested, the Administrative Agent shall provide the Borrower, after the end of a calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.
Section 4.02     Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and any payment of an amendment, consent or waiver fee to consenting Lenders pursuant to an effective amendment, consent or waiver with respect to this Agreement), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.
Section 4.03     Apportionment of Payments. Subject to Section 2.02 hereof:
(a)All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.07 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(b)After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Revolving Loan Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Revolving Loan Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Revolving Loans until paid in full; (vi) sixth, ratably to pay principal of the Revolving Loans until paid in full; (vii) seventh, ratably to pay the Term Loan Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan Lenders until paid in full; (viii) eighth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (ix) ninth, ratably to pay principal of the Term Loan until paid in full; (x) tenth, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (xi) eleventh, to the ratable payment of all other Obligations then due and payable.
(c)For purposes of Section 4.03(b) “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(d)In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 4.03 shall control and govern.
Section 4.04     Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.
(b)The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Borrower to the Administrative Agent for such Defaulting Lender’s benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders) or, if so directed by the Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders), retain the same to be re-advanced to the Borrower as if such Defaulting Lender had made such Loans to the Borrower. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.
(c)Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Administrative Agent to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.
(d)The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.
(e)This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Borrower shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
ARTICLE V
CONDITIONS TO LOANS

Section 5.01     Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:
(a)Payment of Fees, Etc. The Borrower shall have paid on or before the Effective Date all fees, costs, expenses and taxes then due and payable pursuant to Section 2.07 and Section 12.04.
(b)Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c)Legality. The making of the Loans on the Effective Date shall not contravene any law, rule or regulation applicable to any Secured Party.
(d)Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:
(i)the Security Agreement;
(ii)a UCC Filing Authorization Letter, together with evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on form UCC-1, in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;
(iii)the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, (x) which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent) or (y) shall be accompanied by evidence reasonably satisfactory to the Collateral Agent that the Liens indicated in all such financing statements and other filings (or similar document) have been released or will be released on the Effective Date concurrently with the funding of the Loans hereunder;
(iv)a Perfection Certificate;
(v)the Disbursement Letter;
(vi)the Fee Letter;
(vii)the Intercompany Subordination Agreement;
(viii)the Intercreditor Agreement, the AGS Subordination Agreement and the Exitus Subordination Agreement;
(ix)[Reserved];
(x)[Reserved];

(xi)the management rights letter, dated as of the date hereof, among the Loan Parties and the Agents, as amended, amended and restated, supplemented or otherwise modified from time to time (the “VCOC Management Rights Agreement”);
(xii)a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document (or applicable equivalent) of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of the Borrower, including, without limitation, Notices of Borrowing, SOFR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b), 5.01(c), 5.01(e), 5.01(f), 5.01(j) and 5.01(k);
(xiii)a certificate of the chief financial officer of Holdings (A) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 7.03 (as if the covenants applicable to the fiscal month ending April 30, 2022 applied on the Effective Date), (B) certifying that all United States federal and other material tax returns required to be filed by the Loan Parties have been filed and all taxes (other than the Unpaid Taxes) upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, (C) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(g)(ii) and (D) certifying that after giving effect to all Loans to be made on the Effective Date, all liabilities of the Loan Parties (other than any accounts payable that are past due and expressly permitted pursuant to Section 7.02(s)) are current;
(xiv)a certificate of the chief financial officer of Holdings, certifying on behalf of the Loan Parties, that the Loan Parties (on a consolidated basis), after giving effect to the Loans made on the Effective Date, are Solvent;
(xv)a certificate of an Authorized Officer of the Borrower certifying that (A) the attached copies of the Material Contracts as in effect on the Effective Date are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;
(xvi)a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party, certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of Taxes by, such Loan Party in such jurisdictions;
(xvii)an opinion of (i) Mayer Brown LLP, New York, Delaware and California counsel to the Loan Parties, and (ii) Carlton Fields, P.A., Florida counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

(xviii)evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request; and
(xix)evidence of the payment in full of all Indebtedness under the Existing First Lien Credit Facility (other than the Deferred Monroe Fees), together with (A) a termination and release agreement with respect to the Existing First Lien Credit Facility and all related documents, duly executed by the Loan Parties and the Existing First Lien Lenders, (B) a termination of security interest in Intellectual Property for each assignment for security recorded by the Existing First Lien Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Loan Parties, and (C) UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lenders and covering any portion of the Collateral.
(e)Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2021 which could reasonably be expected to have a Material Adverse Effect.
(f)Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans, or the conduct of the Loan Parties’ business, or the consummation of any of the underlying transactions shall have been obtained and shall be in full force and effect.
(g)Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.
(h)Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for, and shall have had an opportunity to meet with, key management of each Loan Party.
(i)[Reserved].
(j)Security Interests. The Loan Documents shall create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral secured thereby (subject only to Permitted Liens).
(k)Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which relates to the Loans or which, in the opinion of the Collateral Agent, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
(l)Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.
(m)Patriot Act Compliance. The Administrative Agent shall have received, at least two (2) Business Days prior to the Effective Date, a duly executed IRS Form W-9 (or other applicable tax form) of Holdings and the Borrower, and all documentation and other information with respect to the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested in writing by the Administrative Agent at least three (3) Business Days prior to the Effective Date.
(n)Meeting with Management. The Agents shall have had a meeting at Holdings’ corporate offices (or at such other location as may be agreed to by the Borrower and the Agents) at such time as may be agreed to by the Borrower and the Agents to discuss the financial condition and results of operation of Holdings and its Subsidiaries.
Section 5.02     Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:
(a)Payment of Fees, Etc. The Borrower shall have paid all fees, costs, expenses and material taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.07 and Section 12.04 hereof.
(b)Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrower’s acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.
(c)Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Secured Party.
(d)Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.
(e)Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.
Section 5.03     Conditions Precedent to Withdrawals From Blocked Account. The Borrower may request a withdrawal of any amounts on deposit in the Blocked Account subject to the fulfillment, in a manner satisfactory to the Administrative Agent in its sole discretion, of each of the following conditions precedent:
(a)Payment of Fees, Etc. The Borrower shall have paid (or shall, with the proceeds of such withdrawal, pay) all fees, costs, expenses and material taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.07 and Section 12.04 hereof.
(b)Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Administrative Agent of a request for each withdrawal from the Blocked Account, and the Borrower’s acceptance of the proceeds of such withdrawal, shall each be deemed to be a representation and warranty by each Loan Party on the date of such withdrawal that: (i) except for Section 6.01(h)(iii) of the Financing Agreement, solely to the extent such section relates to the Specified Defaults or as a result of certain other defaults on Material Contracts disclosed in writing to the Agents, the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the date of such withdrawal are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), (ii) except for the Specified Defaults, at the time of and after giving effect to the making of such withdrawal and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the withdrawal on such date and (iii) the conditions set forth in this Section 5.03 have been satisfied as of the date of such request.
(c)The Collateral Agent shall have received a written request (which may be by electronic mail) for such withdrawal that includes (i) reasonably detailed information as to the intended use of the proceeds of such withdrawal (which use shall be substantially consistent with the then-applicable 13-Week Cash Flow Forecast), (ii) the amount of the requested withdrawal, and (iii) the date of the requested withdrawal (which shall be no sooner than the two (2) Business Days following the date of such request (or such shorter period as the Administrative Agent may be willing to accommodate from time to time)).
(d)After giving effect to any such withdrawal on a pro forma basis, the cash of the Loan Parties shall not exceed $2,000,000.
Notwithstanding anything herein or in the other Loan Documents to the contrary, at any time following the occurrence of an Event of Default (other than a Specified Default), the Collateral Agent may, and it shall upon written notice of the Required Lenders, cause all amounts on deposit in the Blocked Account to be withdrawn and promptly thereafter applied to repay an equivalent amount of the 2023 Incremental Revolving Loans (which repayment shall constitute a permanent reduction of the 2023 Incremental Revolving Loan Commitment by such amount).
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.01     Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:
(a)Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized or incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its organization or incorporation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrower, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
(b)Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C) any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
(c)Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than (x) those which have been provided or obtained on or prior to the Effective Date or (y) filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.
(d)Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(e)Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of Holdings and each of its Subsidiaries and the issued and outstanding Equity Interests of Holdings and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of Holdings and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of Holdings are owned by Holdings free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of Holdings or any of its Subsidiaries and no outstanding obligations of Holdings or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from Holdings or any of its Subsidiaries, or other obligations of Holdings or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of Holdings or any of its Subsidiaries.
(f)Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.
(g)Financial Statements.
(i)The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of Holdings and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of Holdings and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of Holdings and its Subsidiaries are set forth in the Financial Statements. Since March 21, 2022, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii)Holdings has heretofore furnished to each Agent and each Lender (A) projected quarterly financial information of Holdings and its Subsidiaries for the fiscal quarters ending June 30, 2022, September 30, 2022 and December 31, 2022, and (B) projected annual financial information for the 2022, 2023, 2024, 2025 and 2026 Fiscal Years, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii).

(h)Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, or (iii) any material term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.
(i)ERISA. Except as set forth on Schedule 6.01(i), (i) each Loan Party and each Employee Plan and Pension Plan is in compliance with all Requirements of Law in all material respects, including ERISA, the Internal Revenue Code and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, (ii) no ERISA Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, Pension Plan or Multiemployer Plan, (iii) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan or Pension Plan have been delivered to the Agents, and (iv) each Employee Plan and Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any material liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due and which are unpaid with respect to a Pension Plan. There are no pending or, to the best knowledge of any Loan Party, threatened material claims, actions, proceedings or lawsuits (other than claims for benefits in the ordinary course) asserted or instituted against (A) any Employee Plan, Pension Plan, or their respective assets, (B) any fiduciary with respect to any Employee Plan or Pension Plan, or (C) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan or Pension Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or has any obligation to provide any such benefits for any current employee after such employee’s termination of employment.
(j)Taxes, Etc. (i) All United States federal and other material Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been timely filed and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party which have become due and payable on or prior to the date hereof have been paid, except (A) the Unpaid Taxes and other unpaid Taxes in an aggregate amount at any one time outstanding not in excess of $250,000, and (B) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.
(k)Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.
(l)Nature of Business. No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l) hereto.
(m)Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.
(n)Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, including any such Environmental Permit, and there is no claim that any of the foregoing is not in full force and effect.
(o)Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.
(p)Employee and Labor Matters. Except as set forth on Schedule 6.01(p), (i) each Loan Party and its Subsidiaries is in compliance with all Requirements of Law in all material respects pertaining to employment and employment practices, terms and conditions of employment, wages and hours, and occupational safety and health, (ii) no Loan Party or any Subsidiary is party to any collective bargaining agreement, nor has any labor union been recognized as the representative of the employees of any Loan Party of Subsidiary, (iii) there is no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any Subsidiary which arises out of or under any collective bargaining agreement, (iv) there has been no strike, work stoppage, slowdown, lockout, or other labor dispute pending or threatened against any Loan Party or any Subsidiary, and (v) to the knowledge of each Loan Party, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No Loan Party or Subsidiary has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar Requirement of Law, which remains unpaid or unsatisfied. All material payments due from any Loan Party or Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party or Subsidiary.
(q)Environmental Matters. Except as set forth on Schedule 6.01(q) hereto, (i) no Loan Party or any of its Subsidiaries is in violation of any Environmental Law, (ii) each Loan Party and each of its Subsidiaries has, and is in compliance with, all Environmental Permits for its respective operations and businesses, except to the extent any failure to have or be in compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iii) there has been no Release or threatened Release of Hazardous Materials on, in, at, under or from any properties currently or formerly owned, leased or operated by any Loan Party, its Subsidiaries or a respective predecessor in interest or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party, its Subsidiaries or any respective predecessor in interest, which in any case of the foregoing could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (iv) there are no pending or threatened Environmental Claims against, or Environmental Liability of, any Loan Party, its Subsidiaries or any respective predecessor in interest that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; (v) neither any Loan Party nor any of its Subsidiaries is performing or responsible for any Remedial Action that could reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party; and (vi) the Loan Parties have made available to the Collateral Agent and Lenders true and complete copies of all material environmental reports, audits and investigations in the possession or control of any Loan Party or any of its Subsidiaries with respect to the operations and business of the Loan Parties and its Subsidiaries.
(r)Insurance. Each Loan Party maintains all insurance required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all such insurance maintained by or for the benefit of each Loan Party on the Effective Date.

(s)Use of Proceeds. The proceeds of the Loans (other than the 2023 Incremental Revolving Loans) shall be used to (a) refinance the Existing First Lien Credit Facility (excluding the payment of Deferred Monroe Fees) and other existing indebtedness of the Borrower, (b) pay fees and expenses in connection with the transactions contemplated hereby, (c) pay up to $9,000,000 of certain past-due accounts payable of the Loan Parties and (d) fund working capital of the Borrower. The proceeds of the 2023 Incremental Revolving Loans shall be used, initially, solely to fund the Blocked Account and, thereafter, subject to the terms of Section 5.03 and in a manner consistent with the terms of this Agreement.
(t)Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
(u)Intellectual Property. Except as set forth on Schedule 6.01(u), each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Loan party and which is not Registered Intellectual Property, and (iii) each Intellectual Property Contract to which each Loan Party is bound. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed.
(v)Material Contracts. Set forth on Schedule 6.01(v) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto.
(w)Investment Company Act. None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
(x)Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in the business relationship between (i) any Loan Party, on the one hand, and any material customer or any group thereof, on the other hand, or (ii) any Loan Party, on the one hand, and any material supplier or any group thereof, on the other hand, and there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.
(y)Senior Indebtedness, Etc. Each of the applicable Loan Parties has the power and authority to incur the Indebtedness provided for under the Existing Second Lien Credit Facility and has duly authorized, executed and delivered the Existing Second Lien Credit Facility. The Existing Second Lien Credit Facility constitutes the legal, valid and binding obligation of Holdings and its Subsidiaries enforceable against Holdings and its Subsidiaries in accordance with its terms. The subordination provisions of the Intercreditor Agreement are and will be enforceable against the Existing Second Lien Lenders by the Secured Parties which have not effectively waived the benefits thereof. All Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on the Loans and fees and expenses in connection therewith, constitute the Senior Credit Facility (as defined in the Existing Second Lien Credit Facility), and all such Obligations are entitled to the benefits of the subordination created by the Intercreditor Agreement. Holdings and each of its Subsidiaries acknowledges that the Agents and the Lenders are entering into this Agreement, and extending their Commitments, in reliance upon the subordination provisions of the Intercreditor Agreement and this Section 6.01(y).
(z)Sanctions; Anti-Corruption and Anti-Money Laundering Laws. None of any Loan Party, any Subsidiary thereof, any of their respective directors, officers, or employees, shareholders or owners, nor any of their respective agents or Affiliates, (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has assets located in a Sanctioned Country, (iii) conducts any business with or for the benefit of any Sanctioned Person, (iv) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons, (v) is a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision, or (vi) is a Person that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws and Anti-Money Laundering Law. Each Loan Party and each Subsidiary is in compliance with all Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. Each Loan Party and each Affiliate, officer, employee or director acting on behalf of any Loan Party is (and is taking no action that would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, no Loan Party or any Subsidiary is engaged in any kind of activities or business of or with any Person or in any country or territory that is subject to any sanctions administered by OFAC, the United Kingdom, the European Union, Germany, Canada, Australia or the United Nations.
(aa)Anti-Bribery and Corruption.
(i)Neither any Loan Party nor any Subsidiary thereof, nor, to the knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has offered, promised, paid, given or authorized the payment or giving of any money or other thing of value, directly or indirectly, to or for the benefit of any Person, including without limitation, any employee, official or other Person acting on behalf of any Governmental Authority, or otherwise engaged in any activity that may violate any Anti-Corruption Law.
(ii)Neither any Loan Party nor any Subsidiary thereof, nor, to the knowledge of any Loan Party, any director, officer, employee, or any other Person acting on behalf of any Loan Party, has engaged in any activity that would breach any Anti-Corruption Laws.
(iii)To each Loan Party’s knowledge and belief, there is no pending or threatened action, suit, proceeding or investigation before any court or other Governmental Authority against any Loan Party or any Subsidiary thereof or any of their directors, officers, employees or other Person acting on their behalf that relates to a potential violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(iv)The Loan Parties will not directly or indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.

(ab)Full Disclosure.
(i)Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrower’s industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.
(ii)Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Holdings is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.
ARTICLE VII
COVENANTS OF THE LOAN PARTIES AND OTHER COLLATERAL MATTERS
Section 7.01     Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a)Reporting Requirements. Furnish to each Agent and each Lender:
(i)as soon as available, and in any event within thirty (30) days after the end of each fiscal month of Holdings and its Subsidiaries commencing with the first full fiscal month of Holdings and its Subsidiaries ending after the Effective Date, (x) internally prepared consolidated balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of Holdings as fairly presenting, in all material respects, the financial position of Holdings and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of Holdings and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments (y) a report of key performance indicators during such fiscal month with respect to the top 25 customers, headcount and billable utilization, as reasonably identified by Holdings, for the business of Holdings and its Subsidiaries and any additional financial information as may be reasonably requested by the Administrative Agent and (z) a Compliance Certificate;
(ii)the following:
(A)as soon as available and in any event within forty five (45) days after the end of each fiscal quarter of Holdings and its Subsidiaries commencing with the first full fiscal quarter of Holdings and its Subsidiaries ending after the Effective Date, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Holdings and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of Holdings as fairly presenting, in all material respects, the financial position of Holdings and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of Holdings and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of Holdings and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments, and
(B)no later than two (2) Business Days after the delivery of the financial information described in clause (A), a comparison of the financial information described in clause (A) to that in the Projections, and a report of key performance indicators during such fiscal quarter with respect to the top 25 customers, headcount and billable utilization, as reasonably identified by Holdings, for the business of Holdings and its Subsidiaries and any additional financial information as may be reasonably requested by the Administrative Agent;
(iii)the following
(A)as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Holdings and its Subsidiaries, consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of Holdings and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of a “Big Four” firm or another independent certified public accountant of recognized standing selected by Holdings and satisfactory to the Agents (which report and opinion shall not include (1) any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of Holdings or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit, or (2) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), and
(B)no later than two Business Days after the delivery of the financial information described in clause (A), a comparison of the financial information described in clause (A) to that in the Projections;
(iv)no later than two Business Days after the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), a Compliance Certificate:
(A)stating that an Authorized Officer of the Borrower has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of Holdings and its Subsidiaries during the period covered by such financial statements with a view to determining whether Holdings and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which Holdings and its Subsidiaries propose to take or have taken with respect thereto,

(B)in the case of the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and the calculation of the First Lien Leverage Ratio for the applicable period for purposes of determining the Applicable Margin in accordance with the terms of the definition thereof, (2) a calculation of the Liquidity of Holdings and its Subsidiaries as of the last day of such month, in form and substance satisfactory to the Agents, showing compliance with Section 7.03(c) and (3) including a discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and commencing with the Fiscal Year ending December 31, 2022, the figures for the corresponding period in the previous Fiscal Year, and
(C)in the case of the delivery of the financial statements of Holdings and its Subsidiaries required by (X) clause (iii) of this Section 7.01(a), attaching (1) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.06(c)(i) and (2) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein, and (Y) clause (ii) of this Section 7.01(a), attaching a summary of all material insurance coverage maintained as of the date thereof by any Loan Party or any of its Subsidiaries and evidence that such insurance meets the requirements set forth in Section 7.01(h), each Security Agreement and each Mortgage (or stating that there has been no change in the information most recently provided pursuant to this clause (C)(Y)), together with such other related documents and information as the Administrative Agent may reasonably require;
(v)as soon as available and in any event within 10 days after the end of each fiscal month of Holdings and its Subsidiaries commencing with the first fiscal month of Holdings and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (but subject to final balance sheet adjustments) (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (v)(A) for the immediately preceding fiscal month, the name and mailing address of each Account Debtor with respect to each such Account and such other information as any Agent may request, and (B) listing all Inventory of the Loan Parties as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the warehouse and production facility location and such other information as any Agent may request, all in detail and in form satisfactory to the Agents;
(vi)[reserved];
(vii)as soon as available and in any event not later than 60 days prior to the end of each Fiscal Year (or in the case of the Fiscal Year ending December 31, 2022, on or prior to November 30, 2022), a certificate of an Authorized Officer of Holdings (A) attaching Projections for Holdings and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for Holdings and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(bb)(ii) are true and correct with respect to the Projections;
(viii)promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than (A) routine inquiries by such Governmental Authority and (B) inquiries made in the normal course of business;

(ix)as soon as possible, and in any event within three (3) days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;
(x)as soon as possible and in any event: (A) within five (5) Business Days after a Loan Party has knowledge of the occurrence (or future occurrence) of any ERISA Event, notice of such ERISA Event (in reasonable detail), and (B) within ten (10) Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to any Pension Plan, and (C) within ten (10) Business Days after any Loan Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party;
(xi)promptly after the commencement thereof but in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator, in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more in the aggregate for all such actions, suits or proceedings;
(xii)as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract;
(xiii)as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;
(xiv)as soon as possible and in any event within five (5) days after the delivery thereof to Holdings’ Board of Directors, copies of all reports or other information so delivered in connection with a meeting of such Board of Directors (other than any such reports or other information that are subject to attorney-client or other legal privilege); provided that all such reports and other information is subject to Section 12.19;
(xv)promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange (including, without limitation, any statements, reports, filings, agreements, or other information that relate to any Equity Issuance) and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;
(xvi)promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;
(xvii)promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance with Section 7.02(r);
(xviii)[reserved];
(xix)simultaneously with the delivery of the financial statements of Holdings and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents;
(xx)by 7:00 p.m. (New York City Time) on the Friday of each week (or, if such Friday is not a Business Day, the immediately preceding Business Day), commencing with the week ending April 21, 2023, the Borrower shall deliver to the Agents and Lenders: (i) a 13-week cash flow forecast of Holdings and its Subsidiaries, prepared by the Loan Parties’ Financial Advisor, setting forth in reasonable detail all sources and uses of the Loan Parties’ cash for the succeeding 13-week period, which, in each case, shall be in form and substance satisfactory to the Agents; (ii) reports in form and detail satisfactory to the Agents, and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete, listing all accounts payable balances of the Loan Parties as of one Business Day immediately prior to the applicable reporting date, which shall include the amount and age of each such account payable and the name and mailing address of each account creditor; (iii) a calculation of the Liquidity of Holdings and its Subsidiaries as of such Friday, in form and substance satisfactory to the Agents; and (iv) such other information as any Agent may reasonably request;
(xxi)as soon as possible and in any event within one (1) day after receipt thereof by any Loan Party, copies of any reports or other work product prepared by the Financial Advisor or the Investment Banker;
(xxii)(A) promptly upon receipt or delivery thereof, copies of all material correspondence and notices submitted to or by any Loan Party or its advisors in respect of any potential financing or investment in the Loan Parties, (B) copies of all proposals for any such financings or investments in the Loan Parties, and (C) promptly upon request, any other information concerning such financings or investments as any Agent may from time to time reasonably request.
(xxiii)promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party (including, without limitation, any Environmental, Social, and Corporate Governance information) as any Agent may from time to time may reasonably request.
(b)Additional Borrowers, Guarantors and Collateral Security. Cause:
(i)each Subsidiary of any Loan Party not in existence on the Effective Date (other than any Immaterial Subsidiary and/or any Excluded Foreign Subsidiary), to execute and deliver to the Collateral Agent promptly and in any event within 30 days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower or Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and

(ii)each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 30 days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.
(c)Compliance with Laws; Payment of Taxes.
(i)Comply, and cause each of its Subsidiaries to comply, with all Requirements of Law, judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).
(ii)Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, except (i) unpaid Taxes in an aggregate amount at any one time not in excess of $250,000, and (ii) Taxes contested in good faith by proper proceedings which stay the imposition of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.
(d)Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
(e)Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f)Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time during normal business hours and with reasonable notice to the Borrower, at the expense of the Borrower, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).
(g)Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.
(h)Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including,

without limitation, comprehensive general liability, cyber, hazard, flood, rent, worker’s compensation and business interruption insurance) with respect to the Collateral and its other properties (including all real property leased or owned by it) and business, in such amounts and covering such risks as is (i) carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (ii) required by any Requirement of Law, (iii) required by any Material Contract and (iv) in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as their interests may appear, in case of loss, under a standard non contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent for the benefit of the Agents and the Lenders, as their respective interests may appear, and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(i)Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.
(j)Environmental.
(i)Keep the Collateral free of any Environmental Lien;
(ii)Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all Environmental Permits that are necessary or useful in the proper conduct of its business, and comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and Environmental Permits;
(iii)Take all commercially reasonable steps to prevent any Release or threatened Release of Hazardous Materials in violation of any Environmental Law or Environmental Permit at, in, on, under or from any property owned, leased or operated by any Loan Party or its Subsidiaries;
(iv)Provide the Collateral Agent with written notice within ten (10) days of any of the following: (A) discovery of any Release of a Hazardous Material or environmental condition at, in, on, under or from any property currently or formerly owned, leased or operated by any Loan Party, Subsidiary or predecessor in interest or any violation of Environmental Law or Environmental Permit that in any case could reasonably be expected to result in any material Environmental Claim or Environmental Liability; (B) notice that an Environmental Lien has been filed against any Collateral; or (C) an Environmental Claim or Environmental Liabilities; and provide such reports, documents and information as the Collateral Agent may reasonably request from time to time with respect to any of the foregoing.

(k)Fiscal Year. Cause the Fiscal Year of Holdings and its Subsidiaries to end on December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).
(l)Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party located in the United States (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use its best efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.
(m)After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables or landlord’s waiver (pursuant to Section 7.01(l) hereof) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord’s waiver, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrower shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).
(n)Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.
(i)Maintain, and cause each of its Subsidiaries to maintain, policies and procedures designed to promote compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws and Anti-Money Laundering Laws.
(ii)Comply, and cause each of its Subsidiaries to comply, with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(iii)Neither Loan Party nor, to the best knowledge of any Loan Party, any director, officer, employee or any Person acting on behalf of any Loan Party will engage in any activity that would breach any Anti-Corruption Law.
(iv)Promptly notify the Administrative Agent of any action, suit or investigations by any court or Governmental Authority in relation to an alleged breach of the Anti-Corruption Law.
(v)Not directly or indirectly use, lend or contribute the proceeds of any Loan for any purpose that would breach any Anti-Corruption Law.
(vi)Each Loan Party and Affiliate, officer, employee or director, acting on behalf of the Loan Party is (and will take no action which would result in any such Person not being) in compliance with (A) all applicable OFAC rules and regulations, (B) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other reasonable internationally respected national autonomous sanctions, embargos and trade restrictions and (C) all applicable provisions of the USA Patriot Act. In addition, none of the activities or business of any Loan Party includes any kind of activities or business of or with any Person or in any country or territory that is subject to any Sanctions.

(vii)In order to comply with the “know your customer/borrower” requirements of the Anti-Money Laundering Laws, promptly provide to the Administrative Agent upon its reasonable request from time to time (A) information relating to individuals and entities affiliated with any Loan Party that maintain a business relationship with the Administrative Agent, and (B) such identifying information and documentation as may be available for such Loan Party in order to enable the Administrative Agent or any Lender to comply with Anti-Money Laundering Laws.
(o)Lender Meetings.
(i)Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter and shall not occur until after the earnings call for the most recently ended fiscal quarter), participate in a meeting with the Agents and the Lenders at Holding’s corporate offices (or at such other location as may be agreed to by the Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Borrower and such Agent or the Required Lenders to discuss the financial condition and results of operation of Holdings and its Subsidiaries for the most recently ended fiscal quarter.
(ii)Notwithstanding the foregoing, each Tuesday (commencing Tuesday, April 25, 2023) or, if such Tuesday is not a Business Day, then the next succeeding Business Day (or more frequently upon the reasonable request of any Agent or the Required Lenders), the Borrower shall, and shall cause each of (i) Holdings and senior management of Holdings and its Subsidiaries, (ii) the Investment Banker (following its retention), (iii) the Approved Independent Director, (iv) the Financial Advisor, and (v) any other third party advisor retained to pursue financing alternatives, to participate in a meeting with the Agents and the Lenders at such time as may be agreed to by the Borrower and such Agent or the Required Lenders, to discuss Holdings’ and its Subsidiaries’ operations, financial position, the status of the Investment Banker’s undertakings with respect to the IB Engagement, and compliance with the other terms of this Agreement
(p)Board Information Rights. The Administrative Agent shall be timely notified of the time and place of any regular or special meetings (regular meetings shall be held no less than once per quarter) and will be given written notice of all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of Holdings (or its direct or indirect parent holding company) and any of its Subsidiaries at such meeting as if the Administrative Agent were a member thereof. Such notice shall describe in reasonable detail the nature and substance of the matters to be discussed and/or voted upon at such meeting (or the proposed actions to be taken by written consent without a meeting). The Administrative Agent shall have the right to, and shall, receive all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of Holdings (or its direct or indirect parent holding company) and any of its Subsidiaries in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members other than such information subject to attorney-client or other legal privilege; provided that, the Administrative Agent shall keep such materials and information confidential in accordance with Section 12.19 of this Agreement.
(q)Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
(r)Post-Closing Matters. Execute and deliver the documents and comply with the requirements set forth on Schedule 7.01(r), in each case within the time limits specified on such schedule.
(s)Financial Advisor; Investment Banker; Independent Director.
(i)The Loan Parties at all times shall have retained a financial advisor reasonably acceptable to the Administrative Agent and Required Lenders (the “Financial Advisor”) (it being understand that Teneo is acceptable to the Agents and Required Lenders).
(ii)(A) Holdings shall continue to have on its board of directors at least one independent director acceptable to the Agents and Required Lenders (it being understood that Patrick Bartels is acceptable to the Agents and Required Lenders, the “Approved Independent Director”)); (B) other than as set forth in clause (D) below, each other Loan Party that is a limited liability company shall substantially simultaneously with the Effective Date (as defined in the Amendment No. 5 Forbearance Agreement) and shall thereafter continue to have as its sole manager (directly or, in the case of a member managed company, indirectly) the Approved Independent Director; (C) other than as set forth in clause (D) below, each other Loan Party that is a corporation shall substantially simultaneously with the Effective Date (as defined in the Amendment No. 5 Forbearance Agreement) and shall thereafter continue to have as its sole director the Approved Independent Director; and (D) with respect to the Mexican Loan Parties and each of the other Subsidiaries of the Loan Parties the Equity Interests of which are pledged to the Collateral Agent pursuant to the Mexican Pledge Agreement, each such Mexican Loan Party or other Subsidiary shall (1) notwithstanding anything to the contrary contained in Section 6 of the Amendment No. 5 Forbearance Agreement, on or prior to April 25, 2023, provide all such bylaws (including their amendments), shareholders’ and board minutes (including unanimous written consents), powers of attorney, corporate registry books and other governance documents of such Mexican Loan Parties or other Subsidiaries as the Agents or Lenders may reasonably request, (2) on or prior to April 28, 2023,  appoint as their president of the board of directors, sole administrator, sole director, sole manager (directly or, in the case of a member managed company, indirectly) or other comparable position as applicable and as permitted by applicable law, the Approved Independent Director, in a form and substance approved at the sole discretion of the Agents; provided that the appointment of the Approved  Independent Director shall include, without limitation, indemnities granted by the Mexican Loan Party and the other applicable Subsidiaries in favor of the Approved Independent Director and his executors, administrators or assigns, with respect to any amount which he is or becomes legally obligated to indemnify as a result of any claim or claims made against him because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, in each case, arising out of his appointment, which indemnity shall include, inter alia, damages, judgements, settlements and costs, costs of investigation and cost of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds, (3) on or prior to April 28, 2023, revoke, limit and/or grant powers of attorney such that any and all authorities reasonably related to acts governed by Section 7.02 of the Financing Agreement or that are otherwise construed by the Agents or Lenders as material transactions, require, at the Agent’s sole discretion, the prior express written consent of the Approved Independent Director, in the understanding that such revocations or limitations should be duly notified to the corresponding attorneys-in-fact and (4) on or prior to May 5, 2023, execute and file for registration all applicable documentation to effectuate the provisions of this Section 7.01(s)(ii)(D). Holdings shall not take any action or fail to take any action that would as a result thereby modify any Approved Independent Director’s powers at any of the Loan Parties from such powers as existed on the Effective Date (as defined in the Amendment No. 5 Forbearance Agreement) or the applicable appointment date with respect thereto.
(iii)Notwithstanding anything to the contrary contained in Section 3(d) of the Amendment No. 5 Forbearance Agreement, by April 21, 2023, the Loan Parties shall retain (and thereafter continue to retain) an investment banker (the “Investment Banker”) reasonably acceptable to the Agents and Required Lenders and on terms acceptable to the Agents and Required Lenders. Such Investment Banker shall be retained for the purposes set forth in its retention agreement (in form and substance acceptable to the Agents and Required Lenders), which shall include undertaking the preparation for a potential transaction involving Holdings and its Subsidiaries (the “IB Engagement”). In furtherance of the purposes of the retention of the Investment Banker, the Loan Parties shall (A) promptly following requests therefor, furnish to the Investment Banker all information and documentation (financial and otherwise) relating to Holdings and its Subsidiaries reasonably requested by the Investment Banker, and (B) from time to time make available to the Investment Banker, upon reasonable advance notice and at reasonable times, members of senior management of Holdings and its Subsidiaries as requested by the Investment Banker for a reasonable number of meetings and conferences calls, which members of senior management shall engage in such meetings and calls in good faith to assist the Investment Banker in respect of the IB Engagement
(t)Equity Proceeds. Notwithstanding anything to contrary contained in Section 2.06(c), until such time as the Loan Parties have prepaid the Term Loans in the amount set forth in Section 2.03(b)(w), immediately (and in any event, within three (3) Business Days) upon any Equity Issuance, the Borrower shall prepay the outstanding amount of the Term Loans (plus all other Obligations due in connection with such prepayment) in an amount equal to not less than 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 7.01(t) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
Section 7.02     Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.
(b)Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c)Fundamental Changes; Dispositions.
(i)Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, including by means of a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (x) any wholly-owned Subsidiary of any Loan Party (other than the Borrower) may be merged into any Loan Party (other than Holdings or the Mexican Loan Parties), (y) any wholly-owned Subsidiary that is not a Loan Party may be merged into another wholly-owned Subsidiary of such Loan Party, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation, and (E) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation, and (z) any winding-up, liquidation or dissolution contemplated as a party of Project Thunder may be done so long as (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 30 days’ prior written notice thereof (and provide the Agents copies of any certificate of dissolution as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected thereby; and
(ii)Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.
(d)Change in Nature of Business. Make or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).
(e)Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.
(f)Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.
(g)[Reserved].
(h)Restricted Payments. Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.
(i)Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
(j)Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, and that are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by Holdings or any of its Subsidiaries in excess of $100,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party (other than the Mexican Loan Parties); (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of Holdings to Affiliates of Holdings not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) subject to the terms of this Agreement and the Intercreditor Agreement, the Existing Second Lien Credit Facility and Permitted Second Lien Loan Payments, and (vi) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.

(k)Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:
(A)this Agreement, the other Loan Documents and the Existing Second Lien Credit Facility;
(B)any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;
(C)any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);
(D)in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;
(E)customary restrictions on dispositions of real property interests in reciprocal easement agreements;
(F)customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or
(G)customary restrictions in contracts that prohibit the assignment of such contract.
(l)Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.
(m)Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made (other than any payment to be made in Equity Interests consisting of common stock) earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any material respect.
(ii)except for the Obligations and the Unpaid Taxes,
(A)     make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness, including, for the avoidance of doubt, the Existing Second Lien Credit Facility (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due),
(B)     refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness),
(C)     make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Existing Warrants, any Subordinated Indebtedness, or any Existing Earn-Out Obligations, or
(D)     make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing;
provided, that notwithstanding anything to the contrary contained herein,
(1)    so long as, immediately prior to and after giving effect to such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase (x) the First Lien Leverage Ratio of Holdings and its Subsidiaries does not exceed 2.50 to 1.00 (in the case of clause (y) below, calculated on a pro forma basis after giving effect to the related Equity Issuance and the application of the proceeds thereof), (y) Holdings and its Subsidiaries are in compliance of each of the financial covenants contained in Section 7.03, and (z) no Event of Default has occurred and is continuing, this clause (ii) shall not be deemed to restrict any payments, prepayments, repayments, repurchases or redemptions of:
(x)     the Existing Warrants in an aggregate amount not to exceed $3,000,000, and
(y)     so long as such payment, prepayment, repayment, repurchase or redemption is made solely with the Net Cash Proceeds of any Equity Issuance, (i) subject to the terms of the Intercreditor Agreement, the Existing Second Lien Credit Facility (including, without limitation, payments of principal of, interest on, and any other amount in respect of the Existing Second Lien Credit Facility), (ii) the AN Extend

Earn-Out or (iii) any Subordinated Indebtedness, in each case, in an aggregate amount not to exceed 25% of the Net Cash Proceeds of such Equity Issuance (after giving effect to any mandatory prepayment under Section 2.06(c)(iii)),
(2)    so long as, immediately prior to and after giving effect to such payment, prepayment, redemption, defeasance, sinking fund payment or repurchase (x) the First Lien Leverage Ratio of Holdings and its Subsidiaries does not exceed 3.00 to 1.00, (y) Holdings and its Subsidiaries are in compliance of each of the financial covenants contained in Section 7.03, and (z) no Event of Default has occurred and is continuing, this clause (ii) shall not be deemed to restrict any payments of the Deferred Monroe Fees,
(3)    the Existing Warrants, Subordinated Debt and Existing Earn-Out Obligations may be paid or prepaid solely with Equity Interests of Holdings (and not in cash),
(4)    subject to the terms of the Intercreditor Agreement, payments, prepayments, repayments, repurchases or redemptions of the Existing Second Lien Credit Facility constituting Permitted Second Lien Loan Payments,
(5)    payments of the Exitus Renewal Fee (which has been paid);
(6)    so long as, immediately prior to and after giving effect to such payment no Event of Default has occurred and is continuing, then, notwithstanding anything to the contrary in Exitus Subordination Agreement, this clause (ii) shall not be deemed to restrict any payments under the Exitus Indebtedness in an aggregate amount not to exceed $1,000,000; and
(7)    so long as, (x) immediately prior to and after giving effect to such payment no Event of Default has occurred and is continuing and (y) prior to any such payments, the Loan Parties shall have repaid the Term Loan in the amounts required pursuant to Section 2.03(b)(w) and (x), then, notwithstanding anything to the contrary in Exitus Subordination Agreement, this clause (ii) shall not be deemed to restrict any payments under the Exitus Indebtedness after June 15, 2023 in an aggregate amount not to exceed $1,580,000.
(iii)amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or
(iv)agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be materially adverse to any Loan Party or any of its Subsidiaries or the Agents and the Lenders.
(n)Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.
(o)ERISA. (i) Cause or fail to prevent, or permit any of its ERISA Affiliates to cause or fail to prevent, an ERISA Event that individually or in the aggregate has, or could reasonably be expected to have a Material Adverse Effect, or (ii) adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or other Requirements of Law.
(p)Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials on, in, at, under or from any property owned, leased or operated by it or any of its Subsidiaries, except in compliance with Environmental Laws .
(q)Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).
(r)Sanctioned Persons; Anti-Corruption Laws; Anti-Money Laundering Laws.
(i)Conduct, nor permit any of its Subsidiaries to conduct, any business or engage in any transaction or deal with or for the benefit of any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Sanctioned Person; or
(ii)Use, nor permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan, (A) to fund any activities or business of or with any Sanctioned Person or in any other manner that would result in a violation of any Sanctions by any Person (including by any Person participating in any Loan, whether as underwriter, advisor, investor or otherwise), or (B) for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Law.
(s)Accounts Payable. Have, or permit any of its Subsidiaries to have, any accounts payable that are more than 60 days past due in an aggregate amount greater than or equal to (i) at any time on or prior to March 24, 2023, $5,000,000, (ii) at any time after March 24, 2023 but on or prior to April 15, 2023, $3,000,000 and (iii) at any time thereafter, $1,300,000.
Section 7.03     Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)Revenue. Permit Revenue of Holdings and its Subsidiaries for any period of four consecutive fiscal quarters of Holdings and its Subsidiaries for which the last fiscal month ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Revenue
June 30, 2022	$150,000,000
September 30, 2022	$150,000,000
December 31, 2022	$150,000,000
March 31, 2023 and each fiscal month ending thereafter	$150,000,000

(b)First Lien Leverage Ratio. Permit the First Lien Leverage Ratio for any period of 4 consecutive fiscal quarters of Holdings and its Subsidiaries for which the last fiscal month ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	First Lien Leverage Ratio
March 31, 2023	6.38:1.00
April 30, 2023	6.60:1.00
May 31, 2023	6.20:1.00
June 30, 2023	6.00:1.00
July 31, 2023	5.28:1.00
August 31, 2023	4.51:1.00
September 30, 2023	4.12:1.00
October 31, 2023	3.50:1.00
November 30, 2023	3.14:1.00
December 31, 2023	4.63:1.00
January 31, 2024 and each fiscal month ending thereafter	3:50:1.00

(c)Liquidity. Permit Liquidity to be (i) less than $1,000,000 at any time on or prior to March 24, 2023, (ii) less than $2,000,000 at any time after March 24, 2023 but on or prior to April 15, 2023 and (iii) less than $7,000,000 at any time thereafter.
(d)LTM EBITDA. Unless the Loan Parties shall have prepaid the Term Loan in the principal amounts required pursuant to Section 2.03(b)(w) (together with all other Obligations required to be paid in connection with any such prepayment) on or prior to April 15, 2023, each Loan Party shall not permit the Consolidated EBITDA of Holdings and its Subsidiaries for any period of four consecutive fiscal quarters of Holdings and its Subsidiaries for which the last fiscal month ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Month End	Consolidated EBITDA
March 31, 2023	$9,953,000
April 30, 2023	$9,627,000
May 31, 2023	$10,238,000
June 30, 2023	$10,607,000
July 31, 2023	$12,023,000
August 31, 2023	$14,055,000
September 30, 2023	$15,415,000
October 31, 2023	$18,117,000
November 30, 2023	$20,224,000
December 31, 2023 and each fiscal month ending thereafter	$13,707,000

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS
Section 8.01    Cash Management Arrangements. (a) The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.
(b)Subject to Section 7.01(r), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain, and shall not permit any of their Domestic Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account (other than Excluded Accounts), unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account; provided that, the total amount of cash, Cash Equivalents or other amounts in any deposit account or securities account of any Foreign Subsidiary not subject to a Control Agreement shall not exceed, at any time on and after the date that is ten (10) Business Days after the Effective Date, $2,000,000.

(c)Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Administrative Agent’s direction be wired each Business Day into the Administrative Agent’s Accounts, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Accounts.
(d)So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.
ARTICLE IX
EVENTS OF DEFAULT
Section 9.01     Events of Default. Each of the following events shall constitute an event of default (each, an “Event of Default”):
(a)the Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;
(b)any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;
(c)any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Section 7.01(a), 7.01(b), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(o), Section 7.01(r), Section 7.01(t), Section 7.02, Section 7.03 or Article VIII, or (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party and such failure, in the case of this clause (c)(ii) shall remain unremedied for two (2) Business Days;
(d)any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;
(e)Holdings or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement), which Indebtedness is in an aggregate amount at least equal to $500,000 (including, for the avoidance of doubt, under the Existing Second Lien Facility), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;
(f)Holdings or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);
(g)any proceeding shall be instituted against Holdings or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days (or, in the case of a Foreign Subsidiary, 60 days) or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(h)any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Loan Party that is party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
(i)any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;
(j)one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $500,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against Holdings or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days (or, in the case of a Foreign

Subsidiary, a period of 30 consecutive days) after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(k)Holdings or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days;
(l)any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;
(m)the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Holdings or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;
(n)the indictment, or the threatened indictment of Holdings or any of its Subsidiaries or any senior officer thereof under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Holdings or any of its Subsidiaries or any senior officer thereof, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of Holdings or any such Subsidiary or any property that such senior officer holds in his or her capacity as an officer;
(o)(i) there shall occur one or more ERISA Events that individually or in the aggregate results in, or could reasonably be expected to result in liability of any Loan Party or any of its ERISA Affiliates in excess of $500,000, or (ii) there exists any fact or circumstance that could reasonably be expected to result in the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property or rights to property of any Loan Party or any of its ERISA Affiliates;
(p)(i) there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing the Existing Second Lien Facility (including, for the avoidance of doubt, any “Default” or “Event of Default” thereunder that does not constitute a Default or Event of Default hereunder) or any other Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute “Designated Senior Indebtedness” (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (v) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or
(q)a Change of Control shall have occurred;
then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) other than with respect to (A) the Event of Default under Section 9.01(a) occurring solely as a result of the failure to make the principal payments required pursuant to Sections 2.03(b)(w), (x) and (y), or (B) the Event of Default under Section 9.01(e) occurring solely as a result of the Loan Parties’ failure to pay the principal payments required under the Exitus Indebtedness (but, in the case of this clause (B), only for so long as the lenders under the Exitus Indebtedness have not accelerated or otherwise begun to exercise remedies with respect to such Exitus

Indebtedness), declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium, if any, with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, if any, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.
Section 9.02     Cure Right. In the event that Holdings fails to comply with the requirements of the financial covenant set forth in Section 7.03(a) or 7.03(b), during the period from the date that is 60 days prior to and until the expiration of the 10th Business Days after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings shall have the right to (a) issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of Holdings or (b) incur Additional Second Lien Indebtedness, and to have all of such cash contributions and Additional Second Lien Indebtedness deemed, for purposes of said Sections, to be both Revenue and EBITDA for such fiscal quarter (and for the avoidance of doubt, only for such fiscal quarter), including for purposes of calculating compliance with such Sections as of the last day of any subsequent fiscal quarter (the “Cure Right”); provided that (i) such proceeds are actually received by Holdings during the period from the date that is 60 days prior to and until the expiration of the 10th Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, (ii) the Cure Right shall not be exercised more than five (5) times during the term of the Loans, (iii) the Cure Right shall not be exercised in consecutive fiscal quarters, (iv) such proceeds shall be applied to prepay the Loans in accordance with Section 2.06(c)(v) and (v) each such Permitted Cure Equity or Additional Second Lien Indebtedness shall be designated at the time of issuance or incurrence for application under the “Cure Right” pursuant to this Section 9.02. If, after giving effect to the treatment of such cash contributions or Additional Second Lien Indebtedness as Revenue and EBITDA, Holdings is in compliance with the financial covenant set forth in Sections 7.03(a) and 7.03(b), Holdings shall be deemed to have satisfied the requirements of each such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03(a) and/or Section 7.03(b) that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 7.03(a) and 7.03(b).
ARTICLE X
AGENTS
Section 10.01     Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.
Section 10.02     Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and neither the Agents nor any of their Related Parties shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.
(b)Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any of its Related Parties or any other trustee, co-agent or other Person (including any Lender). Any such Related Party, trustee, co-agent or other Person shall benefit from this Article X to the extent provided by the applicable Agent.
Section 10.3    Rights, Exculpation, Etc. The Agents and their Related Parties shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).
Section 10.04    Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
Section 10.05    Indemnification. To the extent that any Agent or any Related Party of the foregoing is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five (5) days of written demand by such Agent, reimburse such Agent and such Related Parties for and indemnify such Agent and such Related Parties from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent and such Related Parties), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent and the Related Parties in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent and such Related Parties under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s or such Related Party’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.
Section 10.06    Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.
Section 10.07    Successor Agent. (a)     Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.
Section 10.08    Collateral Matters.
(a)The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.18 and Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral

Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate.
(b)The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b).
(c)Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.
(d)Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.
(e)The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.
Section 10.09     Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 10.10    No Reliance on any Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Money Laundering Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.
Section 10.11    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.
Section 10.12    No Fiduciary Relationship. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 10.13    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:
(a)is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Holdings or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,
(c)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding Holdings and its Subsidiaries and will rely significantly upon Holdings’ and its Subsidiaries’ books and records, as well as on representations of their personnel,
(d)agrees to keep all Reports and other material, non-public information regarding Holdings and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and
(e)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 10.14    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.
Section 10.15    Intercreditor Agreement. Each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise its rights and remedies under and in accordance with the terms of, the Intercreditor Agreement and to bind the Lenders thereto by the Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement.
Section 10.16    Collateral Agent May File Proofs of Claim
(a)In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.
Section 10.17    Erroneous Distribution. If all or any part of any payment or other distribution by or on behalf of the Administrative Agent to the Borrower, Lender, or other Person is determined by the Administrative Agent in its sole discretion to have been made in error as determined by the Administrative Agent (any such distribution, an “Erroneous Distribution”), then the Borrower, Lender, or other Person shall forthwith on written demand (accompanied by a reasonably detailed calculation of such Erroneous Distribution) repay to the Administrative Agent the amount of such Erroneous Distribution received by such Person. Any determination by the Administrative Agent, in its sole discretion, that all or a portion of any distribution to the Borrower, a Lender, or other Person was an Erroneous Distribution shall be conclusive absent manifest error. Each Borrower, Lender, and other potential recipient of an Erroneous Distribution hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Distribution.
ARTICLE XI
GUARANTY
Section 11.01    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of the Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving the Borrower. Notwithstanding any of the foregoing, Guaranteed Obligations shall not include any Excluded Swap Obligations. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.
Section 11.02    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c)any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;
(e)any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f)any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
Section 11.03    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Section 11.04    Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.
Section 11.05    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment,

performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
Section 11.06    Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Article XI. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Article XI such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Article XI in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Article XI that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Article XI(including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.
ARTICLE XII
MISCELLANEOUS

Section 12.01    Notices, Etc.
(a)Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):
AgileThought, Inc.
222 Urban Towers
Suite 1650 E
Irving, TX 75039
Attention:  Chief Financial Officer

with a copy to:
AgileThought, Inc.
222 Urban Towers
Suite 1650 E
Irving, TX 75039
Attention:  Chief Legal Officer

and (which shall not constitute notice) to:
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004 1482

if to the Administrative Agent or the Collateral Agent, to it at the following address:
Blue Torch Finance LLC
c/o Blue Torch Capital LP
150 East 58th Street, 18th Floor
New York, New York 10155
with a copy to:
SEI – Blue Torch Capital Loan Ops
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
Telecopier: (469) 709-1839

in each case, with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Telecopier: 646-728-2694

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.
(b)Electronic Communications.
(i)Each Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.
(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 12.02    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (a) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrower, (b) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (c) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
(i)increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;
(ii)increase the Total Commitment without the written consent of each Lender;
(iii)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv)amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;
(v)release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release the Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; provided, that the Required Lenders may elect to release all or a substantial portion of the Collateral without the requirement to obtain the written consent of each Lender if such release is in connection with (x) an exercise of remedies by the Collateral Agent at the direction of the Required Lenders pursuant to Section 9.01 or (y) any Disposition of all or a substantial portion of the Collateral by one or more of the Loan Parties with the consent of the Required Lenders after the occurrence and during the continuance of an Event of Default so long as such Disposition is conducted in a commercially reasonable manner as if such Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC; or
(vi)amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.
(c)Notwithstanding anything to the contrary in Section 12.02(a):
(i)no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents;
(ii)any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any Permitted Holder (or other equity holder of Holdings) or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby;
(iii)any Control Agreement, Guaranty, Mortgage, Security Agreement, collateral access agreement, landlord waiver or other agreement or document purporting to create or perfect a security interest in any of the Collateral (a “Collateral Document”) may be amended, waived or otherwise modified with the consent of the applicable Agent and the applicable Loan Party without the need to obtain the consent of any Lender or any other Person if such amendment, modification, supplement or waiver is delivered in order (A) to comply with local Requirements of Law (including foreign law or regulatory requirements) or advice of local counsel, (B) to cure any ambiguity, inconsistency, omission, mistake or defect or (C) to cause such Collateral Document to be consistent with this Agreement and the other Loan Documents, and if the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, omission, mistake or defect, in each case, in any provision of any Loan Document (other than a Collateral Document), then the Administrative Agent and the Borrower shall be permitted to amend such provision; any amendment, waiver or modification pursuant to this paragraph shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof;
(iv)no consent of any Loan Party shall be required to change any order of priority set forth in Section 2.06(d) and Section 4.03;
(v)the Administrative Agent and the Borrower may enter into an amendment to this Agreement pursuant to Section 2.08(g) to reflect an alternate service or index rate and such other related changes to this Agreement as may be applicable; and

(vi)no Defaulting Lender, Loan Party, Permitted Holder (or other equity holder of Holdings) or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Permitted Holder (or other equity holder of Holdings) or Affiliate).
(d)If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.
Section 12.03    No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
Section 12.04    Expenses; Taxes; Attorneys’ Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (m) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (m) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan

Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) any Environmental Claim, Environmental Liability or Remedial Action arising from or in connection with the past, present or future operations of, or any property currently, formerly or in the future owned, leased or operated by, any Loan Party, any of its Subsidiaries or any predecessor in interest, (k) any Environmental Lien, (l) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization, or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (y) if the Borrower fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower. The obligations of the Borrower under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
Section 12.05    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.
Section 12.06    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.07    Assignments and Participations.
(a)This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.
(b)Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to:

(i)all or a portion of its Term Loan Commitment and any Term Loan made by it with the written consent of the Borrower (such consent not to be unreasonably withheld) and each Agent, and
(ii)all or a portion of its Revolving Credit Commitment and the Revolving Loans made by it with the written consent the Borrower (such consent not to be unreasonably withheld) and each Agent;
provided, however, that no written consent of the Borrower, the Collateral Agent or the Administrative Agent shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender; provided further, that under this Section 12.07(b), the consent of the Borrower shall not be required if an Event of Default has occurred and is continuing.
(c)Assignments shall be subject to the following additional conditions:
(i)Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);
(ii)The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the USA PATRIOT Act; and
(iii)No such assignment shall be made to (A) any Loan Party, any Permitted Holder (or other equity holder of Holdings) or any of their respective Affiliates or (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(d)Upon such execution, delivery and acceptance, from and after the recordation date of each Assignment and Acceptance on the Register, , (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(e)By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
(f)The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain, or cause to be maintained at one of its offices, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon)owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.
(g)Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Borrower, Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent and Borrower must be evidenced by such Agent’s or Borrower’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.
(h)A Loan (and the note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each note shall expressly so provide). Any assignment or sale of all or part of a Loan (and the note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or the Register, together with the surrender of the note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).
(i)If any Lender sells participations in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrower, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Loans held by it and the principal amount (and stated interest thereon) of the portion of the Loan that is the subject of the participation (the ”Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under the Code or Treasury Regulations, including without limitation, Section 5f.103-1(c) of the United States Treasury Regulations. A Loan (and the note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each note shall expressly so provide). Any participation of such Loan (and the note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(j)Any Person who purchases or is assigned or participates in any portion of such Loan shall comply with Section 2.10(d).
(k)Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefit of Section 2.10 and Section 2.11 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it were a Lender; provided that a participant shall not be entitled to receive any greater payment under Section 2.10 or Section 2.11 with respect to its participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.
(l)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to, or other indebtedness issued by, such Lender pursuant to a securitization transaction (including any structured warehouse credit facility, collateralized loan obligation transaction or similar facility or transaction, and including any further securitization of the indebtedness or equity issued under such a transaction) (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect a Securitization, including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or any Securitization.
Section 12.08    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 12.09    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Section 12.10    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.
(a)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)Each Loan Party irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof.
Section 12.11    WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR

COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.
Section 12.12    Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
Section 12.13    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 12.14    Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.
Section 12.15    Indemnification; Limitation of Liability for Certain Damages.
(a)In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Related Parties (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document, of any Environmental Claim or any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrower’s use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Borrower or the handling of the Loan Account and Collateral of the Borrower as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, including any Environmental litigation, investigation or proceeding relating to or arising out of any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(b)The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
(c)No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d)The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
(e)Section 12.15 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
Section 12.16    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.07 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.
Section 12.17    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.
Section 12.18    Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.
For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.
The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.
Section 12.19    Confidentiality. Each Agent and each Lender agrees (on behalf of itself and its Related Parties) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates, its Related Parties or the Related Parties of any Person described in clause (ii) or (iii) below) (it being understood that the Persons to whom such disclosure is made either will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19 or is subject to other customary confidentiality obligations); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization, so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization agrees, in writing, to be bound by or is otherwise subject to customary confidentiality obligations (including, without limitation, confidentiality provisions similar in substance to this Section 12.19); (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) to any other Person if such information is general portfolio information that does not identity the Loan Parties, or (ix) with the consent of the Borrower. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to any Agent or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
Section 12.20    Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an

Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrower, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.
Section 12.21    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
Section 12.22    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrower, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrower in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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